ANNUAL REPORT / DECEMBER 31, 2008

Western Asset

Money Market Fund

Western Asset

Government Money Market Fund

Managed by WESTERN ASSET

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Funds’ objective

Each Fund seeks maximum current income and preservation of capital.

An investment in the Funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.

What’s inside

Letter from the chairman	I
Funds’ overview	1
Fund at a glance:
Western Asset Money Market Fund	5
Western Asset Government Money Market Fund	6
Fund expenses	7
Schedules of investments	9
Statements of assets and liabilities	20
Statements of operations	21
Statements of changes in net assets	22
Financial highlights	24
Notes to financial statements	31
Report of independent registered public accounting firm	47
Board approval of management and subadvisory agreements	48
Additional information	56
Important tax information	63

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Funds’ investment manager and Western Asset Management Company (“Western Asset”) is the Funds’ subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc.

Letter from the chairman

R. Jay Gerken, CFA Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy weakened significantly during the 12-month reporting period ended December 31, 2008. Looking back, U.S. gross domestic product (“GDP”)i contracted 0.2% in the fourth quarter of 2007. This was due to continued weakness in the housing market, an ongoing credit crunch and soaring oil and food prices. The economy then expanded 0.9% and 2.8% during the first and second quarters of 2008, respectively. Contributing to this rebound were rising exports that were buoyed by a weakening U.S. dollar. In addition, consumer spending accelerated, aided by the government’s tax rebate program. However, the dollar’s rally and the end of the rebate program, combined with other strains on the economy, caused GDP to take a step backward during the second half of 2008. According to the U.S. Department of Commerce, third quarter 2008 GDP declined 0.5% and its advance estimate for fourth quarter GDP decline was 3.8%, the latter being the worst quarterly reading since 1982.

While there were increasing signs that the U.S. was headed for a recession, the speculation ended in December 2008. At that time, the National Bureau of Economic Research (“NBER”) – which has the final say on when one begins and ends – announced that a recession had begun in December 2007. The NBER determined that a recession had already started using its definition, which is based on “a significant decline in economic activity spread across the economy, lasting more than a few months, normally visible in production, employment, real income and other indicators.”

Regardless of how one defines a recession, it felt like we were in the midst of an economic contraction for much of 2008. Consumer spending, which represents approximately two-thirds of GDP, has been disappointing. According to the International Council of Shopping Centers, retail sales rose a tepid 1% in 2008, the weakest level in at least 38 years. In terms of the job market, the U.S. Department of Labor reported that payroll employment declined in each of the 12 months of 2008. During 2008 as a whole, 2.6 million jobs were lost, the largest annual decline since World War II ended in 1945. In addition, at the end of 2008, the unemployment rate had risen to 7.2%, its highest level since January 1993.

Legg Mason Partners Money Market Trust | I

Letter from the chairman continued

Ongoing issues related to the housing and subprime mortgage markets and seizing credit markets prompted the Federal Reserve Board (“Fed”)ii to take aggressive and, in some cases, unprecedented actions. When 2008 began, the federal funds rateiii was 4.25% . This was quickly brought down to 3.00% by the end of January 2008, on the back of two Fed rate cuts. The Fed continued to lower the federal funds rate to 2.00% by the end of April 2008, but then left rates on hold for several months. This was due to growing inflationary pressures as a result of soaring oil and commodity prices, coupled with the sagging U.S. dollar. However, as inflation receded along with oil prices and the global financial crisis escalated, the Fed cut rates twice in October to 1.00%. Then, in mid-December 2008, it reduced the federal funds rate to a range of zero to 0.25%, an historic low. In conjunction with its December meeting, the Fed stated that it “will employ all available tools to promote the resumption of sustainable economic growth and to preserve price stability. In particular, the Committee anticipates that weak economic conditions are likely to warrant exceptionally low levels of the federal funds rate for some time.”

In addition to the interest rate cuts, the Fed took several actions to improve liquidity in the credit markets. In March 2008, it established a new lending program allowing certain brokerage firms, known as primary dealers, to also borrow from its discount window. Also in March, the Fed played a major role in facilitating the purchase of Bear Stearns by JPMorgan Chase. In mid-September 2008, it announced an $85 billion rescue plan for ailing AIG and pumped $70 billion into the financial system as Lehman Brothers’ bankruptcy and mounting troubles at other financial firms roiled the markets.

The U.S. Department of the Treasury has also taken an active role in attempting to stabilize the financial system, as it orchestrated the government’s takeover of mortgage giants Fannie Mae and Freddie Mac in September 2008. In addition, on October 3, 2008, the Treasury’s $700 billion Troubled Asset Relief Program (“TARP”) was approved by Congress and signed into law by President Bush. As part of TARP, the Treasury had planned to purchase bad loans and other troubled financial assets. However, in November 2008, Treasury Secretary Paulson said, “Our assessment at this time is that this is not the most effective way to use TARP funds, but we will continue to examine whether targeted forms of asset purchase can play a useful role, relative to other potential uses of TARP resources, in helping to strengthen our financial system and support lending.”

During the 12-month reporting period ended December 31, 2008, both short-and long-term Treasury yields experienced periods of extreme volatility. Investors were initially focused on the subprime segment of the mortgage-backed market. These concerns broadened, however, to include a wide range of financial institutions and markets. As a result, other fixed-income instruments also experienced increased price volatility. This unrest triggered

II | Legg Mason Partners Money Market Trust

several “flights to quality,” causing Treasury yields to move lower (and their prices higher), while riskier segments of the market saw their yields move higher (and their prices lower). This was particularly true toward the end of the reporting period, as the turmoil in the financial markets and sharply falling stock prices caused investors to flee securities that were perceived to be risky, even high-quality corporate bonds and high-grade municipal bonds. On several occasions, the yield available from short-term Treasuries fell to nearly zero, as investors were essentially willing to forgo any return potential in order to access the relative safety of government-backed securities. During the 12 months ended December 31, 2008, two-year Treasury yields fell from 3.05% to 0.76%. Over the same time frame, 10-year Treasury yields moved from 4.04% to 2.25%.

During the reporting period, the yields available from money market instruments fluctuated and ultimately moved lower. The current market challenges have not affected the Funds’ $1.00 share price. Additionally, we believe that the current situation should not affect the Funds’ $1.00 share price, going forward. Over time, we also believe that the Funds’ returns should remain competitive.

A special note regarding increased market volatility

In recent months, we have experienced a series of events that have impacted the financial markets and created concerns among both novice and seasoned investors alike. In particular, we have witnessed the failure and consolidation of several storied financial institutions, periods of heightened market volatility, and aggressive actions by the U.S. federal government to steady the financial markets and restore investor confidence. While we hope that the worst is over in terms of the issues surrounding the credit and housing crises, it is likely that the fallout will continue to impact the financial markets and the U.S. economy well into 2009.

Like all asset management firms, Legg Mason has not been immune to these difficult and, in some ways, unprecedented times. However, today’s challenges have only strengthened our resolve to do everything we can to help you reach your financial goals. Now, as always, we remain committed to providing you with excellent service and a full spectrum of investment choices. And rest assured, we will continue to work hard to ensure that our investment managers make every effort to deliver strong long-term results.

The Funds participate in the U.S. Treasury Department’s Temporary Guarantee Program (the “Guarantee Program”) for money market funds. Only shareholders who held shares in one of the Funds as of September 19, 2008 are eligible to participate in the guarantee. Those shareholders may purchase or redeem shares in their account during the period covered by the Guarantee Program. However, the number of shares covered by the guarantee cannot exceed the number of shares held by the shareholder at the close of business on September 19, 2008.

Legg Mason Partners Money Market Trust | III

Letter from the chairman continued

If the number of shares held fluctuates over the period, the shareholder will be covered for either the number of shares held as of the close of business on September 19, 2008, or the then-current amount, whichever is less. For those eligible shareholders, any increase in the number of shares held in the Funds after September 19, 2008 will not be guaranteed. If a shareholder closes his/her account with a fund or broker-dealer, any future investment in the Funds will not be guaranteed. The Guarantee Program expires on April 30, 2009, unless extended by the United States Treasury. Legg Mason believes this program will provide support to our shareholders as we manage through this market environment.

We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our enhanced website, www.leggmason.com/individualinvestors. Here you can gain immediate access to many special features to help guide you through difficult times, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

During periods of market unrest, it is especially important to work closely with your financial advisor and remember that reaching one’s investment goals unfolds over time and through multiple market cycles. Time and again, history has shown that, over the long run, the markets have eventually recovered and grown.

Information about your funds

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Funds’ manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Funds are not in a position to predict the outcome of these requests and investigations.

Please read on for a more detailed look at prevailing economic and market conditions during the Funds’ reporting period and to learn how those conditions have affected each Fund’s performance.

IV | Legg Mason Partners Money Market Trust

Important information with regard to recent regulatory developments that may affect the Funds is contained in the Notes to Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA
Chairman, President and Chief Executive Officer

January 30, 2009

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.
ii

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

Legg Mason Partners Money Market Trust | V

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Funds’ overview

Q. What is each Fund’s investment strategy?

A. Western Asset Money Market Fund (the “Money Market Fund”) seeks maximum current income and preservation of capital. The Fund invests in high-quality, U.S. dollar-denominated short-term debt securities. These may include obligations issued by all types of issuers, including U.S. and foreign private issuers and financial institutions, the U.S. government, its agencies or instrumentalities and U.S. states and municipalities. The Fund may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances. The Fund may invest in all types of money market instruments, including commercial paper, asset-backed commercial paper and other mortgage- and asset-backed securities, structured investments, repurchase agreements and other short-term debt securities. These securities may pay interest at fixed, floating or adjustable rates or may be purchased at a discount. The Fund limits foreign investments to U.S. dollar-denominated securities of issuers located in major industrialized countries.

Western Asset Government Money Market Fund (the “Government Money Market Fund”) seeks maximum current income and preservation of capital. The Fund invests exclusively in short-term U.S. government obligations, including securities issued or guaranteed by the U.S. government or its agencies, authorities, instrumentalities or sponsored entities, and U.S. Treasury securities and related repurchase agreements. Some of these securities (such as Treasury bills) are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury. Some of these securities may not pay interest but may be issued at a discount.

At Western Asset Management Company (“Western Asset”), the Funds’ subadviser, we utilize a fixed-income team approach, with decisions derived from interaction among various investment management sector specialists. The sector teams are comprised of Western Asset’s senior portfolio managers, research analysts and an in-house economist. Under this team approach, management of client fixed-income portfolios will reflect a consensus of interdisciplinary views within the Western Asset organization.

Q. What were the overall market conditions during the Funds’ reporting period?

A. During the fiscal year, the U.S. bond market experienced periods of increased volatility. Changing perceptions regarding the economy, inflation and future Federal Reserve Board (“Fed”)i monetary policy caused bond prices to fluctuate. Two- and 10-year Treasury yields began the reporting period at 3.05% and 4.04%, respectively. Treasury yields moved lower — and their prices moved higher — during the first quarter of 2008, as concerns regarding the subprime mortgage market and a severe credit crunch caused a “flight to quality.” During this period, investors were drawn to the relative safety of Treasuries, while increased risk aversion caused other segments of the bond market to falter.

Legg Mason Partners Money Market Trust 2008 Annual Report | 1

Funds’ overview continued

Treasury yields then moved higher in April, May and early June 2008, as the economy performed better than expected and inflation moved higher. Over this period, riskier fixed-income asset classes, such as high-yield bonds and emerging market debt, rallied. However, the credit crunch resumed in mid-June, resulting in another flight to quality. Investors’ risk aversion then intensified from September through November given the severe disruptions in the global financial markets. During this time, virtually every asset class, with the exception of short-term Treasuries, performed poorly. At the end of the fiscal year, two- and 10-year Treasury yields were 0.76% and 2.25%, respectively.

The Fed intensified its campaign against downside risks to growth in response to the deepening financial crisis. Money market yields moved sharply lower over the period with three-month LIBOR declining 327 basis points (“bps”), to 1.43%. Three-month U.S. Treasury bills traded near 0% as market conditions remained strained. The federal funds rateii was reduced a cumulative 425 bps (525 bps for the cycle). By year end, and in an historic move, the Fed announced that they were establishing a new funds target between 0% and 0.25%; this essentially moved the Fed beyond its traditional form of stimulus. A number of new lending facilities, designed to meet the liquidity demands of financial intermediaries across the full banking spectrum, were implemented.

Q. How did we respond to these changing market conditions?

A. For the Money Market Fund, we responded to these changing market conditions and the challenging new environment by reducing our exposure to asset-backed commercial paper and investing in more traditional money market securities.

In terms of the Government Money Market Fund, we continued to maintain a portfolio that was well diversified among the various government agencies.

Performance review

Money Market Fund

As of December 31, 2008, the seven-day current yield for Class A shares of the Money Market Fund was 1.62% and the seven-day effective yield, which reflects compounding, was 1.63%.1

[1]

The seven-day current yield reflects the amount of income generated by the investment during that seven-day period and assumes that the income is generated each week over a 365-day period. The yield is shown as a percentage of the investment. The seven-day effective yield is calculated similarly to the seven-day current yield but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield typically will be slightly higher than the current yield because of the compounding effect of the assumed reinvestment.

2 | Legg Mason Partners Money Market Trust 2008 Annual Report

Government Money Market Fund

As of December 31, 2008, the seven-day current yield for Class A shares of the Government Money Market Fund was 1.17% and the seven-day effective yield, which reflects compounding, was 1.17%.1

LEGG MASON PARTNERS MONEY MARKET TRUST Yields as of December 31, 2008 (unaudited)

	Seven-Day Current Yield[1]	Seven-Day Effective Yield[1]
Money Market Fund:
Class A Shares	1.62%	1.63%
Class B Shares	0.95%	0.95%
Class C Shares	1.06%	1.06%
Class I Shares	1.76%	1.77%
Exchange A Shares	1.49%	1.50%
Government Money Market Fund:
Class A Shares	1.17%	1.17%
Exchange A Shares	1.15%	1.16%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Yields will fluctuate. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.

An investment in the Funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.

Q. What were the most significant factors affecting each Fund’s performance?

A. For each of the Funds, we maintained a neutral to long average maturity stance over the reporting period. This helped us to lock in higher yields as the Fed aggressively lowered the federal funds rate.

[1]

The seven-day current yield reflects the amount of income generated by the investment during that seven-day period and assumes that the income is generated each week over a 365-day period. The yield is shown as a percentage of the investment. The seven-day effective yield is calculated similarly to the seven-day current yield but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield typically will be slightly higher than the current yield because of the compounding effect of the assumed reinvestment.

Legg Mason Partners Money Market Trust 2008 Annual Report | 3

Funds’ overview continued

Q. Were there any significant changes to the Funds during the reporting period?

A. While we retained a large position in bank obligations in the Money Market Fund, we increased our holding of U.S. government and agencies, helping us to maintain a high degree of liquidity.

In the latter part of the reporting period, the Government Money Market Fund employed more of a barbelliii strategy in terms of its maturity structure.

Thank you for your investment in the Money Market Fund and the Government Money Market Fund. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Funds’ investment goals.

Sincerely,

Western Asset Management Company

January 20, 2009

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: An investment in a money market fund is neither insured nor guaranteed by the FDIC or any other government agency. Although the Funds seek to preserve the value of your investment at one dollar per share, it is possible to lose money by investing in the Funds. Funds that invest in structured securities (such as those issued by Structured Investment Vehicles, or “SIVs”), which are collateralized by residential real estate mortgages, are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value of these investments resulting in a lack of correlation between their credit ratings and values. Please see the Funds’ prospectus for more information on these and other risks.

[i]

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

iii	A barbell strategy is a fixed income strategy in which the maturities of the securities included in the portfolio are concentrated at two extremes.

4 | Legg Mason Partners Money Market Trust 2008 Annual Report

Fund at a glance (unaudited)

Western Asset Money Market Fund

INVESTMENT BREAKDOWN (%) As a percent of total investments — December 31, 2008

Legg Mason Partners Money Market Trust 2008 Annual Report | 5

Fund at a glance (unaudited) continued

Western Asset Government Money Market Fund

INVESTMENT BREAKDOWN (%) As a percent of total investments — December 31, 2008

6 | Legg Mason Partners Money Market Trust 2008 Annual Report

Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2008 and held for the six months ended December 31, 2008.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period.”

BASED ON ACTUAL TOTAL RETURN1

	ACTUAL TOTAL RETURN[2]	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO	EXPENSES PAID DURING THE PERIOD[3]
Western Asset Money Market Fund:
Class A	1.11%	$1,000.00	$1,011.10	0.53%	$2.68
Class B	0.84	1,000.00	1,008.40	1.09	5.50
Class C	0.75	1,000.00	1,007.50	1.25	6.31
Class I	1.19	1,000.00	1,011.90	0.39	1.97
Exchange A4	0.88	1,000.00	1,008.80	0.57	2.35
Western Asset Government Money Market Fund:
Class A	0.91%	$1,000.00	$1,009.10	0.54%	$2.73
Exchange A4	0.74	1,000.00	1,007.40	0.55	2.26

[1]	For the six months ended December 31, 2008, unless otherwise noted.
[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total returns would have been lower. Past performance is no guarantee of future results.

[3]

Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

[4]	For the period August 1, 2008 (inception date) to December 31, 2008.

Legg Mason Partners Money Market Trust 2008 Annual Report | 7

Fund expenses (unaudited) continued

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

BASED ON HYPOTHETICAL TOTAL RETURN1

	HYPOTHETICAL ANNUALIZED TOTAL RETURN	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO	EXPENSES PAID DURING THE PERIOD[2]
Western Asset Money Market Fund:
Class A	5.00%	$1,000.00	$1,022.47	0.53%	$2.69
Class B	5.00	1,000.00	1,019.66	1.09	5.53
Class C	5.00	1,000.00	1,018.85	1.25	6.34
Class I	5.00	1,000.00	1,023.18	0.39	1.98
Exchange A3	5.00	1,000.00	1,018.16	0.57	2.36
Western Asset Government Money Market Fund:
Class A	5.00%	$1,000.00	$1,022.42	0.54%	$2.75
Exchange A3	5.00	1,000.00	1,018.24	0.55	2.27

[1]	For the six months ended December 31, 2008, unless otherwise noted.
[2]

Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

[3]	For the period August 1, 2008 (inception date) to December 31, 2008.

8 | Legg Mason Partners Money Market Trust 2008 Annual Report

Schedules of investments

December 31, 2008

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
SHORT-TERM INVESTMENTS — 101.1%
	Bank Notes — 1.2%
$100,000,000	Bank of America N.A., 4.350% due 10/2/09(a)	$100,000,000
165,000,000	Wells Fargo Bank N.A., 2.011% due 6/3/09(a)	165,000,000

	Total Bank Notes	265,000,000

	Certificates of Deposit — 41.4%
80,000,000	Abbey National Treasury Services PLC, 3.050% due 2/6/09	80,000,000
80,000,000	Australia & New Zealand Banking Group, 2.050% due 2/19/09	80,003,250
	Banco Bilbao Vizcaya:
145,000,000	1.370% due 3/17/09	145,000,000
150,000,000	1.100% due 4/2/09	150,000,000
87,000,000	2.340% due 4/6/09	87,000,000
20,000,000	2.100% due 6/15/09	20,000,000
	Banco Santander:
118,000,000	3.230% due 2/2/09	118,000,000
80,000,000	3.100% due 2/17/09	80,010,327
	Bank of Montreal:
15,000,000	0.300% due 2/23/09	15,000,000
182,000,000	2.525% due 6/10/09	182,000,000
100,000,000	2.426% due 9/15/09(a)	100,000,000
	Bank of Nova Scotia:
103,000,000	1.100% due 1/12/09	103,000,000
85,000,000	2.060% due 2/12/09	85,005,920
100,000,000	2.000% due 2/20/09	100,000,000
165,000,000	2.400% due 5/11/09	165,000,000
100,000,000	1.010% due 7/2/09	100,005,003
	Bank of Scotland PLC:
95,000,000	2.180% due 2/23/09	95,001,390
150,000,000	2.916% due 7/6/09(a)	150,000,000
	Bank of Tokyo Mitsubishi:
160,000,000	2.050% due 2/9/09	160,000,000
90,000,000	2.150% due 3/11/09	90,000,000
133,000,000	1.750% due 3/16/09	133,000,000
50,000,000	1.600% due 3/18/09	50,000,000
100,000,000	1.250% due 3/30/09	100,000,000
	Barclays Bank PLC:
105,000,000	2.050% due 1/13/09	105,000,000
75,000,000	1.950% due 6/18/09	75,000,000
	Barclays Bank PLC NY:
135,000,000	2.970% due 4/20/09	135,000,000
85,000,000	1.010% due 5/13/09(a)	85,000,000
	BNP Paribas NY Branch:
82,000,000	3.060% due 1/2/09	82,000,000
73,000,000	3.075% due 2/13/09	73,000,000
41,000,000	1.200% due 3/24/09	41,000,000

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 9

Schedules of investments continued

December 31, 2008

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
	Certificates of Deposit — 41.4% continued
$82,000,000	1.700% due 4/15/09	$82,000,000
150,000,000	4.000% due 4/21/09	150,000,000
93,000,000	2.400% due 6/5/09	93,000,000
	Calyon NY Branch:
100,000,000	3.100% due 1/12/09	100,000,000
75,000,000	0.600% due 1/20/09	75,000,000
75,000,000	3.120% due 2/9/09	75,000,000
65,000,000	2.200% due 3/11/09	65,099,197
58,000,000	1.650% due 3/16/09	58,000,000
	Canadian Imperial Bank:
104,000,000	1.600% due 1/9/09(b)	104,000,000
140,000,000	2.000% due 2/3/09	140,000,000
100,000,000	2.000% due 2/4/09	100,000,000
87,000,000	1.400% due 2/12/09	87,000,000
	Citibank N.A.:
100,000,000	2.120% due 2/12/09	100,000,000
98,000,000	2.100% due 3/9/09	98,000,000
98,000,000	1.500% due 3/17/09	98,000,000
110,000,000	1.450% due 3/18/09	110,000,000
	Credit Suisse New York:
240,000,000	2.050% due 1/20/09	240,000,000
74,500,000	2.490% due 3/3/09(a)	74,500,000
153,000,000	Deutsche Bank AG NY, 3.000% due 1/21/09	153,000,000
	Intesa San Paulo SpA NY:
75,000,000	2.451% due 3/5/09(a)	75,000,000
45,000,000	3.210% due 4/22/09	45,000,000
	Istituto Bancario SA:
73,000,000	2.210% due 3/2/09	73,000,000
82,000,000	1.970% due 3/9/09	82,000,000
163,000,000	3.670% due 6/11/09	163,000,000
	Lloyds Bank PLC:
139,400,000	1.900% due 2/17/09	139,381,695
54,000,000	2.100% due 3/4/09	54,000,000
39,000,000	2.050% due 3/10/09	39,000,000
100,000,000	1.740% due 6/19/09	100,000,000
170,000,000	Nordea Bank Finland NY, 2.510% due 6/5/09	170,007,227
140,000,000	Nordea Bank Finland PLC, 2.110% due 2/27/09	140,000,000
135,000,000	PNC Bank N.A., 3.736% due 2/23/09(a)	135,000,000
	Rabobank Nederland NY:
25,000,000	3.010% due 2/13/09	25,000,000
280,000,000	3.020% due 3/9/09	280,143,500
	Royal Bank of Canada:
274,000,000	2.050% due 2/18/09	274,000,000

See Notes to Financial Statements.

10 | Legg Mason Partners Money Market Trust 2008 Annual Report

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
	Certificates of Deposit — 41.4% continued
$50,000,000	3.215% due 10/1/09(a)	$50,023,268
115,000,000	Royal Bank of Canada NY, 1.700% due 3/9/09	115,000,000
93,500,000	Royal Bank of Scotland, 2.850% due 2/3/09	93,500,000
	Royal Bank of Scotland PLC:
85,000,000	2.280% due 3/9/09	85,000,000
145,000,000	1.550% due 4/30/09	145,000,000
60,000,000	2.200% due 6/16/09	60,000,000
	Svenska Handelsbanken AB:
65,000,000	0.450% due 1/29/09	65,000,000
145,000,000	0.450% due 1/30/09	145,000,000
100,000,000	2.000% due 2/4/09	100,000,000
24,000,000	2.050% due 3/2/09	24,000,000
124,000,000	2.150% due 3/9/09	124,000,000
	Toronto Dominion Bank NY:
110,000,000	3.060% due 1/5/09	110,000,000
100,000,000	3.030% due 2/5/09	100,000,000
88,000,000	3.050% due 2/23/09	88,000,000
102,000,000	3.040% due 3/6/09	102,000,000
100,000,000	2.500% due 6/4/09	100,000,000
	UBS AG Stamford CT:
108,000,000	2.035% due 3/16/09	108,000,000
110,000,000	2.070% due 4/20/09	110,003,308
	Unicredito Italiano SpA NY:
153,000,000	1.750% due 1/12/09	153,000,000
120,000,000	1.250% due 1/16/09	120,000,999
	Westpac Banking Corp.:
135,000,000	1.200% due 3/16/09	135,000,000
100,000,000	1.270% due 5/18/09	100,007,571

	Total Certificates of Deposit	9,013,692,655

	Commercial Paper — 31.6%
52,000,000	Abbey National North America LLC, 0.300% due 1/21/09(c)	51,991,333
65,000,000	Allied Irish Banks PLC, 4.751% due 1/9/09(b)(c)	64,932,183
	ANZ National International Ltd.:
110,000,000	2.212% due 2/12/09(b)(c)	109,717,667
82,000,000	1.659% due 4/16/09(b)(c)	81,605,375
37,500,000	Australia & New Zealand Banking Group, 1.981% due 3/16/09(b)(c)	37,348,146
98,000,000	Banco Bilbao Vizcaya, 1.002% due 3/9/09(b)(c)	97,817,611
75,000,000	Bank of America Corp., 3.020% due 2/2/09(c)	74,801,667
	Bank of Ireland:
103,000,000	2.871% due 2/4/09(b)(c)	102,722,758
86,500,000	2.272% due 2/5/09(b)(c)	86,309,940
20,925,000	Bank of Scotland PLC, 1.909% due 3/12/09(c)	20,847,694

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 11

Schedules of investments continued

December 31, 2008

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
	Commercial Paper — 31.6% continued
	BNZ International Funding Ltd.:
$125,000,000	3.036% due 1/6/09(b)(c)	$124,948,090
140,000,000	2.970% due 1/15/09(b)(c)	139,839,933
86,500,000	2.287% due 4/7/09(b)(c)	85,976,386
143,000,000	1.811% due 4/22/09(b)(c)	142,206,350
185,000,000	Calyon NY Branch, 2.383% due 3/4/09(c)	184,244,891
	CBA (Delaware) Finance Inc.:
140,000,000	2.011% due 2/23/09(c)	139,587,778
138,000,000	1.970% due 3/3/09(c)	137,541,687
75,000,000	2.010% due 3/4/09(c)	74,741,667
95,000,000	1.990% due 3/5/09(c)	94,670,825
34,725,000	1.153% due 3/16/09(c)	34,642,914
215,000,000	Credit Suisse New York, 2.206% – 3.046% due 1/16/09(c)	214,759,583
	Danske Corp.:
105,000,000	2.182% due 3/3/09(b)(c)	104,613,921
15,000,000	1.334% due 3/17/09(b)(c)	14,958,438
150,000,000	4.570% due 4/9/09(a)(b)	150,000,000
210,000,000	4.479% due 4/14/09(b)(c)	207,368,350
97,000,000	2.532% due 6/4/09(b)(c)	95,962,639
115,000,000	Eli Lilly & Co., 1.405% due 2/12/09(b)(c)	114,812,167
47,500,000	European Investment Bank, 0.461% due 3/16/09(c)	47,455,086
	General Electric Capital Corp.:
94,900,000	2.770% due 2/3/09(c)	94,660,773
125,000,000	2.782% due 2/9/09(c)	124,627,604
165,000,000	2.758% due 3/17/09(c)	164,065,000
95,000,000	1.356% due 4/7/09(c)	94,658,000
	ING Funding LLC:
88,000,000	3.043% due 1/9/09(c)	87,941,431
65,000,000	3.079% due 1/20/09(c)	64,896,740
72,000,000	1.987% due 2/3/09(c)	71,869,320
86,295,000	2.111% due 3/10/09(c)	85,952,697
100,000,000	1.324% due 3/23/09(c)	99,703,000
68,000,000	1.324% due 3/24/09(c)	67,795,547
85,000,000	1.355% due 3/26/09(c)	84,732,250
86,005,974	Issuer Entity LLC, 0.711% due 10/29/09(a)(d)(e)(f)	21,432,689
	JPMorgan Chase:
115,000,000	1.402% due 1/5/09(b)(c)	114,982,111
115,150,000	2.826% due 1/7/09(c)	115,096,263
100,000,000	3.000% due 2/2/09(c)	99,737,333
78,079,000	KBC Financial Products International, 0.030% due 1/2/09(b)(c)	78,078,935
	Nordea North America Inc.:
105,125,000	3.275% due 1/23/09(c)	104,916,210
107,900,000	2.573% due 3/9/09(c)	107,387,925

See Notes to Financial Statements.

12 | Legg Mason Partners Money Market Trust 2008 Annual Report

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
	Commercial Paper — 31.6% continued
$80,000,000	2.368% due 5/11/09(c)	$79,324,000
43,500,000	Prudential Funding LLC, 0.070% due 1/2/09(c)	43,499,915
90,000,000	Royal Bank of Scotland PLC, 1.001% due 2/6/09(c)	89,910,000
	San Paolo IMI U.S. Financial Co.:
88,000,000	0.846% due 2/2/09(c)	87,933,902
53,000,000	1.103% due 3/19/09(c)	52,875,303
95,000,000	Santander Centro Hispano, 2.774% due 3/17/09(c)	94,455,729
18,000,000	Shell International Finance, 1.836% due 5/18/09(b)(c)	17,875,330
29,500,000	Skandinaviska Enskilda Banken, 1.503% due 2/9/09(b)(c)	29,452,063
	Societe Generale N.A.:
160,000,000	2.929% due 1/9/09(c)	159,896,889
50,000,000	2.071% due 2/12/09(c)	49,879,833
80,000,000	2.000% due 3/4/09(c)	79,725,822
85,000,000	2.460% due 5/12/09(c)	84,248,388
100,000,000	2.378% due 6/4/09(c)	98,994,722
100,000,000	1.583% due 6/18/09(c)	99,267,334
	Toyota Motor Credit Corp.:
150,000,000	2.057% due 1/16/09(c)	149,871,875
75,000,000	3.226% due 1/21/09(c)	74,866,667
24,000,000	3.175% due 1/27/09(c)	23,945,400
90,000,000	2.364% due 2/5/09(c)	89,794,375
105,000,000	2.776% due 3/2/09(c)	104,518,750
105,000,000	1.407% due 4/17/09(c)	104,567,166
42,000,000	2.117% due 4/29/09(c)	41,710,900
	UBS Finance Delaware LLC:
85,000,000	2.307% due 1/22/09(c)	84,885,958
179,000,000	3.552% due 1/22/09(c)	178,632,453
925,000	1.934% due 3/12/09(c)	921,538
75,000,000	2.789% due 5/5/09(c)	74,289,583
42,500,000	Wal-Mart Stores Inc., 0.552% due 6/15/09(b)(c)	42,392,864
	Westpac Banking Corp.:
165,000,000	1.960% due 2/18/09(b)(c)	164,571,000
175,000,000	1.849% due 3/9/09(b)(c)	174,400,722

	Total Commercial Paper	6,895,667,388

	Corporate Bonds & Notes — 2.4%
150,000,000	Australia & New Zealand Banking Group, 2.427% due 7/31/09(a)(b)	150,000,000
115,000,000	Bank of America Corp., 3.375% due 2/17/09	115,079,391
100,000,000	Rabobank Nederland NV, 2.578% due 10/9/09(b)	100,000,000
100,000,000	Royal Bank of Canada, 2.449% due 10/15/09(b)	100,000,000
50,000,000	Svenska Handelsbanken AB, 3.885% due 5/29/09(b)	50,000,000

	Total Corporate Bonds & Notes	515,079,391

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 13

Schedules of investments continued

December 31, 2008

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
	Master Note — 2.1%
$450,000,000	Morgan Stanley Collateralized Master Note Purchase Agreement,
	0.840% due 7/14/09(a)(d)(g)	$450,000,000

	Medium-Term Notes — 2.4%
75,000,000	ANZ National International Ltd., 2.409% due 7/10/09(a)(b)	75,000,000
366,911	Cheyne Finance LLC, 8/23/09(d)(e)(f)	366,911
150,000,000	Citigroup Funding Inc., 3.263% due 5/8/09(a)	149,992,244
50,000,000	Commonwealth Bank of Australia, 3.443% due 8/3/09(a)(b)	50,000,000
41,210,241	Gryphon Funding Ltd., 3.663% due 8/23/09(a)(d)(e)(f)	15,936,000
	Orion Finance USA LLC:
50,000,000	1.170% due 2/16/09(d)(h)(i)	50,000,000
100,000,000	3.170% due 2/16/09(d)(h)(i)	100,000,000
43,050,000	Royal Bank of Scotland PLC, 0.730% due 3/4/09(a)(b)	43,050,000
39,437,140	White Pine Finance LLC, 0.155% due 2/16/09(d)(h)(j)	39,437,140

	Total Medium-Term Notes	523,782,295

	Promissory Note — 1.0%
225,000,000	Goldman Sachs Group Inc., 1.290% due 3/9/09(d)	225,000,000

	Time Deposits — 2.0%
185,000,000	Bank of Ireland Dublin, 0.050% due 1/2/09	185,000,000
200,000,000	Calyon Grand Cayman, 0.060% due 1/2/09	200,000,000
48,966,000	Societe Generale Grand Cayman, 0.031% due 1/2/09	48,966,000

	Total Time Deposits	433,966,000

	U.S. Government Agencies — 17.0%
55,000,000	Federal Farm Credit Bank (FFCB), Notes, 0.290% due 2/11/09(a)	54,997,552
	Federal Home Loan Bank (FHLB):
	Bonds:
47,500,000	0.330% due 1/30/09(a)	47,500,000
177,250,000	2.570% due 5/5/09	177,249,618
85,000,000	0.455% due 6/10/09(a)	85,000,000
125,000,000	0.370% due 8/7/09(a)	125,000,000
250,000,000	0.401% due 8/27/09(a)	249,967,694
200,000,000	0.391% due 12/28/09(a)	199,911,756
	Discount Notes:
45,605,000	2.427% due 2/24/09(c)	45,440,822
43,328,000	2.441% due 3/18/09(c)	43,107,557
96,500,000	1.511% due 5/12/09(c)	95,973,271
50,000,000	3.370% due 7/15/09(c)	49,111,667
	Federal Home Loan Mortgage Corp. (FHLMC):
	Discount Notes:
112,167,000	2.533% due 1/9/09(c)(k)	112,104,685
20,000,000	2.737% due 2/2/09(c)(k)	19,952,000
130,000,000	2.493% due 3/27/09(c)(k)	129,244,917
106,074,000	1.156% due 5/11/09(c)(k)	105,633,498
100,000,000	1.206% due 5/12/09(c)(k)	99,563,333
140,000,000	2.022% due 5/18/09(c)(k)	138,934,444
50,000,000	3.040% due 6/22/09(c)(k)	49,295,278

See Notes to Financial Statements.

14 | Legg Mason Partners Money Market Trust 2008 Annual Report

WESTERN ASSET MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE*
	U.S. Government Agencies — 17.0% continued
	Discount Notes:
$70,000,000	0.401% due 6/30/09(c)(k)	$69,860,000
117,700,000	1.843% due 7/20/09(c)(k)	116,509,922
41,755,000	2.082% due 11/9/09(c)(k)	41,016,772
	Notes:
73,500,000	0.401% due 9/28/09(a)(k)	73,483,828
100,000,000	1.796% due 10/7/09(a)(k)	100,000,000
	Federal National Mortgage Association (FNMA):
	Discount Notes:
24,000,000	2.686% due 1/28/09(c)(k)	23,952,300
194,000,000	2.688% due 2/9/09(c)(k)	193,443,058
50,750,000	2.009% due 2/27/09(c)(k)	50,591,702
300,000,000	2.431% due 3/19/09(c)(k)	298,460,000
280,000,000	2.187% – 2.493% due 3/27/09(c)(k)	278,503,528
100,000,000	2.458% due 5/1/09(c)(k)	99,200,000
150,000,000	1.206% due 5/11/09(c)(k)	149,350,000
	Notes:
75,000,000	0.320% due 1/16/09(a)(k)	75,000,000
97,500,000	0.310% due 1/23/09(a)(k)	97,499,412
100,000,000	0.330% due 9/3/09(a)(k)	100,000,000
100,000,000	4.369% due 1/21/10(a)(k)	100,000,000

	Total U.S. Government Agencies	3,694,858,614

	TOTAL INVESTMENTS BEFORE AGREEMENTS—101.1% (Cost—$22,086,638,903)	22,017,046,343

AGREEMENTS WITH AFFILIATES(l)—0.4%
	Capital Support Agreements (Cost—$0)(f)	83,280,127

	TOTAL INVESTMENTS—101.5% (Cost—$22,086,638,903#)	22,100,326,470
	Liabilities in Excess of Other Assets—(1.5)%	(323,700,177)

	TOTAL NET ASSETS—100.0%	$21,776,626,293

*	Reflects amortized cost unless otherwise noted.
(a)	Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(b)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Directors, unless otherwise noted.

(c)	Rate shown represents yield-to-maturity.
(d)	Illiquid security.
(e)	The Fund has received partial principal payments. The Funds’ Board of Trustees has determined that it is currently in its best interest to continue to hold this security.
(f)	The value shown is the fair market value as of December 31, 2008. The Gryphon Funding Ltd., Cheyne Finance Inc., and Issuer Entity LLC are supported by Capital Support Agreements (See Note 3).
(g)	Final maturity date is July 14, 2009.
(h)	Date shown is the date of the next interest rate change. Both principal and interest are currently in default.
(i)	On January 14, 2008, an insolvency event was declared. The Funds’ Board of Trustees has determined that it is currently in its best interest to continue to hold these securities.
(j)	On February 12, 2008, an insolvency event was declared. The Funds’ Board of Trustees has determined that it is currently in its best interest to continue to hold this security.
(k)	On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into Conservatorship.
(l)	Agreements are with subsidiaries of Legg Mason Partners Fund Advisor, LLC, the Fund’s Advisor.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 15

Schedules of investments continued

December 31, 2008

WESTERN ASSET GOVERNMENT MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE
SHORT-TERM INVESTMENTS — 99.1%
U.S. GOVERNMENT & AGENCY OBLIGATIONS — 98.9%
	U.S. Government Agencies — 98.1%
	Federal Farm Credit Bank (FFCB):
	Bonds:
$75,000,000	0.210% due 1/23/09(a)	$74,999,804
50,000,000	0.300% due 2/6/09(a)	50,000,000
55,000,000	2.200% due 4/16/09	54,997,878
50,000,000	0.210% due 5/15/09(a)	49,998,167
25,000,000	0.700% due 8/4/09(a)	25,000,000
100,000,000	0.398% due 9/21/09(a)	99,964,232
100,000,000	0.360% due 9/25/09(a)	99,963,345
35,000,000	2.168% due 11/9/09(a)	35,000,000
25,000,000	1.700% due 11/10/09(a)	25,000,000
75,000,000	1.250% due 11/12/09(a)	75,000,000
100,000,000	1.250% due 11/24/09(a)	100,000,000
25,000,000	0.730% due 1/4/10(a)	25,000,000
72,000,000	0.370% due 3/5/10(a)	71,811,420
50,000,000	0.840% due 9/17/10(a)	49,522,290
50,000,000	0.724% due 12/23/10(a)	50,000,000
	Discount Notes:
49,795,000	2.465% due 1/20/09(b)	49,731,664
50,000,000	2.369% due 1/26/09(b)	49,918,403
25,000,000	2.795% due 2/18/09(b)	24,908,333
50,000,000	2.783% due 2/26/09(b)	49,786,111
20,000,000	2.663% due 2/27/09(b)	19,917,033
36,000,000	2.358% due 3/16/09(b)	35,827,580
60,000,000	1.714% due 3/26/09(b)	59,762,000
50,000,000	2.944% due 3/30/09(b)	49,645,556
25,000,000	2.786% due 4/15/09(b)	24,801,389
9,000,000	2.568% due 5/1/09(b)	8,924,700
30,000,000	2.764% due 5/15/09(b)	29,697,383
50,000,000	2.385% due 5/20/09(b)	49,550,180
20,000,000	2.475% due 5/29/09(b)	19,801,433
60,000,000	2.905% due 6/15/09(b)	59,216,250
25,000,000	2.446% due 6/16/09(b)	24,723,333
50,000,000	1.666% due 6/19/09(b)	49,612,708
103,750,000	1.720% – 2.858% due 7/15/09(b)	102,414,792
50,000,000	1.928% due 8/19/09(b)	49,393,056
35,000,000	1.518% due 9/9/09(b)	34,633,958
35,000,000	2.957% due 9/15/09(b)	34,280,400
50,000,000	1.623% due 10/22/09(b)	49,346,667
50,000,000	1.937% due 11/9/09(b)	49,176,667
65,000,000	2.146% due 11/18/09(b)	63,782,875

See Notes to Financial Statements.

16 | Legg Mason Partners Money Market Trust 2008 Annual Report

WESTERN ASSET GOVERNMENT MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE
	U.S. Government Agencies — 98.1% continued
$75,000,000	1.678% due 12/2/09(b)	$73,848,438
20,000,000	0.806% due 12/21/09(b)	19,842,667
60,000,000	0.705% due 12/22/09(b)	59,585,833
50,000,000	Notes, 0.290% due 2/11/09(a)	49,974,666
	Federal Home Loan Bank (FHLB):
	Bonds:
65,000,000	2.170% due 2/11/09(a)	65,000,000
50,000,000	2.116% due 2/18/09(a)	50,000,000
75,000,000	0.380% due 4/8/09(a)	74,689,251
40,000,000	3.585% due 4/30/09(a)	40,000,000
100,000,000	1.766% due 8/6/09(a)	99,991,165
50,000,000	0.370% due 8/7/09(a)	50,000,000
76,500,000	0.401% due 8/27/09(a)	76,490,114
50,000,000	2.080% due 9/4/09(a)	49,921,571
50,000,000	4.110% due 10/5/09(a)	50,000,000
100,000,000	1.148% due 1/13/10(a)	99,754,705
150,000,000	1.259% due 6/29/10(a)	150,000,000
	Discount Notes:
9,779,000	0.001% due 1/2/09(b)	9,779,000
70,093,000	2.547% – 2.583% due 1/7/09(b)	70,063,421
100,377,000	0.010% due 1/21/09(b)	100,376,442
35,000,000	2.364% due 1/26/09(b)	34,942,882
150,000,000	0.020% due 1/28/09(b)	149,997,749
75,000,000	3.135% due 2/6/09(b)	74,767,500
200,000,000	0.200% due 2/17/09(b)	199,947,778
125,000,000	0.200% due 2/19/09(b)	124,965,972
20,869,000	2.721% due 2/25/09(b)	20,783,553
40,000,000	2.773% due 2/27/09(b)	39,827,100
203,981,000	0.250% – 2.735% due 3/11/09(b)	203,488,543
242,750,000	0.250% – 2.511% due 3/13/09(b)	242,442,294
50,000,000	2.501% due 3/16/09(b)	49,746,139
50,000,000	2.442% due 3/23/09(b)	49,728,875
25,000,000	2.277% due 4/17/09(b)	24,834,375
100,000,000	0.501% due 6/22/09(b)	99,761,111
50,000,000	3.370% due 7/15/09(b)	49,111,667
32,500,000	3.307% due 10/15/09(b)	31,670,889
100,000,000	1.133% due 12/4/09(b)	98,951,555
	Notes:
85,000,000	0.250% due 8/7/09(a)	84,989,821
70,000,000	1.741% due 12/15/09(a)	69,885,539

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 17

Schedules of investments continued

December 31, 2008

WESTERN ASSET GOVERNMENT MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE
	U.S. Government Agencies — 98.1% continued
	Federal Home Loan Mortgage Corp. (FHLMC):
	Discount Notes:
$287,384,000	2.542% – 2.913% due 1/5/09(b)(c)	$287,293,829
75,000,000	2.840% – 2.861% due 1/20/09(b)(c)	74,888,639
15,000,000	2.927% due 1/26/09(b)(c)	14,969,792
70,000,000	2.422% – 2.488% due 2/2/09(b)(c)	69,851,689
77,480,000	2.737% – 2.747% due 2/9/09(b)(c)	77,253,073
44,000,000	2.898% due 2/24/09(b)(c)	43,810,910
100,000,000	2.017% – 2.938% due 3/13/09(b)(c)	99,516,806
100,000,000	0.250% – 2.378% due 3/16/09(b)(c)	99,732,778
126,800,000	2.492% – 2.932% due 3/23/09(b)(c)	126,010,412
143,691,000	2.135% – 3.097% due 3/30/09(b)(c)	142,754,988
50,000,000	3.097% due 3/30/09(b)(c)	49,743,333
100,000,000	2.803% due 4/3/09(b)(c)	99,297,222
103,235,000	0.250% due 4/6/09(b)(c)	103,166,893
50,000,000	1.004% due 4/15/09(b)(c)	49,855,556
77,772,000	2.225% – 2.327% due 5/4/09(b)(c)	77,178,872
40,000,000	1.867% due 5/18/09(b)(c)	39,718,389
65,000,000	0.501% – 3.040% due 6/22/09(b)(c)	64,552,083
30,000,000	0.466% due 6/29/09(b)(c)	29,930,638
26,894,000	3.168% due 10/13/09(b)(c)	26,240,364
78,000,000	2.114% – 2.125% due 11/9/09(b)(c)	76,597,213
	Notes:
55,581,000	4.875% due 2/17/09(c)	55,746,657
75,000,000	0.884% due 9/18/09(a)(c)	75,000,000
50,000,000	0.488% due 9/21/09(a)(c)	50,000,000
50,000,000	1.801% due 10/8/09(a)(c)	49,970,600
	Federal National Mortgage Association (FNMA):
	Discount Notes:
47,985,000	2.470% – 2.733% due 1/7/09(b)(c)	47,964,224
25,000,000	2.717% due 1/14/09(b)(c)	24,975,806
105,071,000	2.427% – 2.488% due 1/30/09(b)(c)	104,868,467
53,893,000	2.747% – 2.752% due 2/11/09(b)(c)	53,726,501
81,237,000	2.625% – 2.756% due 2/17/09(b)(c)	80,956,556
191,666,000	1.988% – 3.037% due 2/27/09(b)(c)	190,878,564
25,000,000	2.886% due 3/9/09(b)(c)	24,867,396
125,220,000	0.200% – 1.003% due 3/16/09(b)(c)	125,045,187
198,990,000	0.280% – 3.459% due 3/25/09(b)(c)	198,057,479
50,000,000	2.187% – 2.239% due 3/27/09(b)(c)	49,709,583
50,000,000	2.493% due 3/27/09(b)(c)	49,744,410
125,000,000	0.129% – 2.275% due 4/1/09(b)(c)	124,694,563
125,000,000	1.857% – 2.375% due 4/8/09(b)(c)	124,311,569
50,000,000	3.036% due 4/15/09(b)(c)	49,568,111

See Notes to Financial Statements.

18 | Legg Mason Partners Money Market Trust 2008 Annual Report

WESTERN ASSET GOVERNMENT MONEY MARKET FUND

FACE AMOUNT	SECURITY	VALUE
	U.S. Government Agencies — 98.1% continued
$45,000,000	2.974% due 4/22/09(b)(c)	$44,593,462
50,000,000	0.321% due 6/17/09(b)(c)	49,925,778
125,000,000	0.386% due 7/1/09(b)(c)	124,758,038
25,000,000	3.082% due 9/1/09(b)(c)	24,493,750
	Notes:
50,000,000	0.350% due 1/9/09(a)(c)	50,000,000
50,000,000	0.320% due 1/16/09(a)(c)	50,000,000
200,000,000	0.310% due 1/23/09(a)(c)	199,997,858
100,000,000	3.356% due 7/28/09(a)(c)	100,032,077
75,000,000	0.330% due 9/3/09(a)(c)	75,000,000
68,950,000	6.625% due 9/15/09(c)	70,804,362
50,000,000	4.369% due 1/21/10(a)(c)	50,000,000

	Total U.S. Government Agencies	8,686,324,699

	U.S. Government Obligations — 0.8%
	U.S. Treasury Bills:
50,000,000	1.961% due 1/15/09(b)	49,962,181
25,000,000	2.350% due 7/2/09(b)	24,709,937

	Total U.S. Government Obligations	74,672,118

	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS	8,760,996,817

	Repurchase Agreement — 0.2%
11,904,000	Deutsche Bank Securities Inc. tri-party repurchase agreement dated 12/31/08, 0.050% due 1/2/09; Proceeds at maturity — $11,904,033; (Fully collateralized by various U.S. government agency obligations, 4.375% — 5.600% due 3/15/13 — 2/1/17; Market value — $12,143,015)	11,904,000

	TOTAL INVESTMENTS — 99.1% (Cost — $8,772,900,817#)	8,772,900,817
	Other Assets in Excess of Liabilities — 0.9%	83,885,859

	TOTAL NET ASSETS — 100.0%	$8,856,786,676

(a)	Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(b)	Rate shown represents yield-to-maturity.
(c)	On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into Conservatorship.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 19

Statements of assets and liabilities

December 31, 2008

	Western Asset Money Market Fund		Western Asset Government Money Market Fund
ASSETS:
Investments†	$22,017,046,343	*	$8,772,900,817
Capital support arrangements with affiliates*	83,280,127		—
Cash	176		747
Receivable for Fund shares sold	348,650,384		221,672,436
Interest receivable	51,149,339		7,169,934
Prepaid Treasury Guarantee Program fees	3,960,253		1,180,119
Prepaid expenses	366,133		154,682
Other assets	457,738		67,370

Total Assets	22,504,910,493		9,003,146,105

LIABILITIES:
Payable for Fund shares repurchased	466,169,598		142,185,732
Payable for securities purchased	250,005,003		—
Investment management fee payable	6,909,776		2,889,752
Distribution fees payable	1,927,812		725,431
Trustees’ fees payable	824,897		100,732
Distributions payable	466,444		342,154
Accrued expenses	1,980,670		115,628

Total Liabilities	728,284,200		146,359,429

TOTAL NET ASSETS	$21,776,626,293		$8,856,786,676

NET ASSETS:
Par value (Note 6)	$217,733		$88,567
Paid-in capital in excess of par value	21,773,048,327		8,856,594,955
Undistributed net investment income	221,747		70,156
Accumulated net realized gain on investments	3,138,486		32,998

TOTAL NET ASSETS	$21,776,626,293		$8,856,786,676

Shares Outstanding:
Class A	20,213,979,555		8,446,665,304
Class B	52,568,453		N/A
Class C	171,460,215		N/A
Class I	150,607,466		N/A
Exchange A	1,184,650,111		410,018,218
Net Asset Value:
Class A	$1.00		$1.00
Class B	$1.00		N/A
Class C	$1.00		N/A
Class I	$1.00		N/A
Exchange A	$1.00		$1.00

†	Reflects amortized cost as value, except for Western Asset Money Market Fund, the amortized cost is $22,086,638,903.
*	See Note 3 Capital Support Agreements.

See Notes to Financial Statements.

20 | Legg Mason Partners Money Market Trust 2008 Annual Report

Statements of operations

For the Year Ended December 31, 2008

	Western Asset Money Market Fund	Western Asset Government Money Market Fund
INVESTMENT INCOME:
Interest	$934,390,553	$195,631,316

EXPENSES:
Investment management fee (Note 2)	104,823,522	29,276,616
Distribution fees (Notes 2 and 4)	29,342,042	7,273,765
Transfer agent fees (Note 4)	9,524,476	464,532
Treasury Guarantee Program fees	2,606,935	810,685
Shareholder reports (Note 4)	908,745	162,651
Legal fees	656,003	263,474
Insurance	466,154	52,349
Trustees’ fees	302,915	93,471
Registration fees	221,967	260,318
Custody fees	164,418	42,216
Audit and tax	76,109	44,958
Miscellaneous expenses	92,194	18,524

Total Expenses	149,185,480	38,763,559
Less: Fees paid indirectly (Note 1)	(2,285)	(531)

Net Expenses	149,183,195	38,763,028

NET INVESTMENT INCOME	785,207,358	156,868,288

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS (NOTE 1)
Net Realized Gain (Loss) on Investments:
Investment transactions (Note 3)	(158,651,901)	165,590
Net increase from payment by affiliate under the Capital Support agreements (Note 3)	154,060,338	—
Capital Support Agreements (Note 3)	13,687,567	—

Net Realized Gain	9,096,004	165,590

Change in Net Unrealized Appreciation/Depreciation From:
Investments on certain Structured Investment Vehicles (Note 3)	(69,592,560)	—
Capital Support Arrangements (Note 3)	69,592,560	—

Net Unrealized Appreciation/Depreciation (Note 3)	—	—

NET GAIN ON INVESTMENTS	9,096,004	165,590

INCREASE IN NET ASSETS FROM OPERATIONS	$794,303,362	$157,033,878

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 21

Statements of changes in net assets

Western Asset Money Market Fund

FOR THE YEARS ENDED DECEMBER 31,	2008	2007
OPERATIONS:
Net investment income	$785,207,358	$1,338,130,865
Net realized gain (loss)	9,096,004	(5,346,356)

Increase in Net Assets From Operations	794,303,362	1,332,784,509

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(785,071,787)	(1,338,391,606)

Decrease in Net Assets From Distributions to Shareholders	(785,071,787)	(1,338,391,606)

FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	116,506,604,468	133,031,766,982
Reinvestment of distributions	753,130,869	1,290,108,416
Cost of shares repurchased	(125,295,933,198)	(130,089,421,594)
Net assets of shares issued in connection with merger (Note 7)	—	194,863,994

Increase (Decrease) in Net Assets From Fund Share Transactions	(8,036,197,861)	4,427,317,798

INCREASE (DECREASE) IN NET ASSETS	(8,026,966,286)	4,421,710,701

NET ASSETS:
Beginning of year	29,803,592,579	25,381,881,878

End of year*	$21,776,626,293	$29,803,592,579

* Includes undistributed net investment income of:	$221,747	$86,176

See Notes to Financial Statements.

22 | Legg Mason Partners Money Market Trust 2008 Annual Report

Western Asset Government Money Market Fund

FOR THE YEARS ENDED DECEMBER 31,	2008	2007
OPERATIONS:
Net investment income	$156,868,288	$140,354,108
Net realized gain	165,590	40,667

Increase in Net Assets From Operations	157,033,878	140,394,775

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(156,846,540)	(140,354,133)
Net realized gains	(21,747)	—

Decrease in Net Assets From Distributions to Shareholders	(156,868,287)	(140,354,133)

FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	32,414,917,310	14,850,921,992
Reinvestment of distributions	146,622,516	131,435,699
Cost of shares repurchased	(29,230,951,015)	(12,222,709,372)

Increase in Net Assets From Fund Share Transactions	3,330,588,811	2,759,648,319

INCREASE IN NET ASSETS	3,330,754,402	2,759,688,961

NET ASSETS:
Beginning of year	5,526,032,274	2,766,343,313

End of year*	$8,856,786,676	$5,526,032,274

* Includes undistributed net investment income of:	$70,156	$48,408

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 23

Financial highlights

Western Asset Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:

CLASS A SHARES	2008[1]	2007[1]	2006[1,2]	2005[1,2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.027	0.048	0.045	0.027	0.009
Net realized gain (loss)[3]	0.000	(0.000)	(0.000)	0.000	0.000

Total income from operations	0.027	0.048	0.045	0.027	0.009

LESS DISTRIBUTIONS FROM:
Net investment income	(0.027)	(0.048)	(0.045)	(0.027)	(0.009)
Net realized gains	—	—	—	—	(0.000)[3]

Total distributions	(0.027)	(0.048)	(0.045)	(0.027)	(0.009)

NET ASSET VALUE, END OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000

Total return[4]	2.73%†	4.90%	4.62%	2.75%	0.90%

NET ASSETS, END OF YEAR (BILLIONS)	$20	$29	$25	$18	$17

RATIOS TO AVERAGE NET ASSETS:
Gross expenses	0.51%[5]	0.51%	0.52%[6]	0.58%	0.59%
Net expenses[7]	0.51 [5,8]	0.51 [8]	0.51 [6,9]	0.58	0.54 [9]
Net investment income	2.76	4.79	4.55	2.72	0.88

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.51%.
[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.51% and 0.50%, respectively.

[7]	As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to average net assets of Class A shares will not exceed 0.70%.
[8]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[9]	Reflects fee waivers and/or expense reimbursements.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

See Notes to Financial Statements.

24 | Legg Mason Partners Money Market Trust 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:

CLASS B SHARES[1]	2008		2007[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000		$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.022		0.034
Net realized gain (loss)[3]	0.000		(0.000)

Total income from operations	0.022		0.034

LESS DISTRIBUTIONS FROM:
Net investment income	(0.022)		(0.034)

NET ASSET VALUE, END OF YEAR	$1.000		$1.000

Total return[4]	2.22	%†	3.46%

NET ASSETS, END OF YEAR (MILLIONS)	$53		$31

RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.03%[5]		0.98%[6]
Net expenses[7]	1.03	[5]	0.98 [6]
Net investment income	2.12		4.31 [6]

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period March 19, 2007 (inception date) to December 31, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 1.02%.
[6]	Annualized.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 25

Financial highlights continued

Western Asset Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:

CLASS C SHARES[1]	2008		2007[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000		$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.019		0.033
Net realized gain (loss)[3]	0.000		(0.000)

Total income from operations	0.019		0.033

LESS DISTRIBUTIONS FROM:
Net investment income	(0.019)		(0.033)

NET ASSET VALUE, END OF YEAR	$1.000		$1.000

Total return[4]	1.93	%†	3.35%

NET ASSETS, END OF YEAR (MILLIONS)	$171		$157

RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.30%[5]		1.12%[6]
Net expenses[7]	1.30	[5]	1.12 [6]
Net investment income	1.90		4.17 [6]

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period March 19, 2007 (inception date) to December 31, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 1.29%.
[6]	Annualized.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

See Notes to Financial Statements.

26 | Legg Mason Partners Money Market Trust 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31:

CLASS I SHARES	2008[1]	2007[1]	2006[1,2]	2005[1,2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.028	0.049	0.047	0.029	0.010
Net realized gain (loss)[3]	0.000	(0.000)	(0.000)	0.000	0.000

Total income from operations	0.028	0.049	0.047	0.029	0.010

LESS DISTRIBUTIONS FROM:
Net investment income	(0.028)	(0.049)	(0.047)	(0.029)	(0.010)
Net realized gains	—	—	—	—	(0.000)[3]

Total distributions	(0.028)	(0.049)	(0.047)	(0.029)	(0.010)

NET ASSET VALUE, END OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000

Total return[4]	2.87%†	5.04%	4.75%	2.91%	1.00%

NET ASSETS, END OF YEAR (MILLIONS)	$151	$130	$163	$121	$86

RATIOS TO AVERAGE NET ASSETS:
Gross expenses	0.38%[5]	0.38%	0.39%[6]	0.43%	0.49%
Net expenses[7]	0.38 [5,8]	0.38 [8]	0.38 [6,9]	0.43	0.43 [9]
Net investment income	2.80	4.94	4.68	2.93	0.98

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.37%.
[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.38% and 0.37%, respectively.

[7]	As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to average net assets of Class I shares will not exceed 0.70%.
[8]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[9]	Reflects fee waivers and/or expense reimbursements.
†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 27

Financial highlights continued

Western Asset Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:

EXCHANGE A SHARES[1,2]	2008

NET ASSET VALUE, BEGINNING OF YEAR	$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.009
Net realized gain[3]	0.000

Total income from operations	0.009

LESS DISTRIBUTIONS FROM:
Net investment income	(0.009)

NET ASSET VALUE, END OF YEAR	$1.000

Total return[4]	0.88%†

NET ASSETS, END OF YEAR (BILLIONS)	$1

RATIOS TO AVERAGE NET ASSETS:
Gross expenses[5,6]	0.57%
Net expenses[5,6,7,8]	0.57
Net investment income[5]	2.14

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period August 1, 2008 (inception date) to December 31, 2008.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.
[6]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.55%.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[8]

As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to average net assets of Exchange A shares, will not exceed 0.70%.

†	If the Fund had not entered into the Capital Support Agreements, the total return would have been lower.

See Notes to Financial Statements.

28 | Legg Mason Partners Money Market Trust 2008 Annual Report

Western Asset Government Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31,

CLASS A SHARES	2008[1]	2007[1]	2006[1,2]	2005[1,2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.022	0.046	0.044	0.027	0.009
Net realized gain (loss)[3]	0.000	(0.000)	0.000	0.000	0.000

Total income from operations	0.022	0.046	0.044	0.027	0.009

LESS DISTRIBUTIONS FROM:
Net investment income	(0.022)	(0.046)	(0.044)	(0.027)	(0.009)
Net realized gains	(0.000)[3]	—	—	(0.000)[3]	(0.000)[3]

Total distributions	(0.022)	(0.046)	(0.044)	(0.027)	(0.009)

NET ASSET VALUE, END OF YEAR	$1.000	$1.000	$1.000	$1.000	$1.000

Total return[4]	2.24%	4.69%	4.45%	2.69%	0.85%

NET ASSETS, END OF YEAR (BILLIONS)	$8	$6	$3	$2	$2

RATIOS TO AVERAGE NET ASSETS:
Gross expenses	0.53%[5]	0.55%	0.57%[6]	0.59%	0.57%
Net expenses[7]	0.53 [5,8]	0.55 [8]	0.55 [6,9]	0.59	0.54 [9]
Net investment income	2.16	4.53	4.37	2.63	0.82

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[5]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.52%.
[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.56% and 0.55%, respectively.

[7]	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class A shares will not exceed 0.70%.
[8]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[9]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Legg Mason Partners Money Market Trust 2008 Annual Report | 29

Financial highlights continued

Western Asset Government Money Market Fund

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR ENDED DECEMBER 31, UNLESS OTHERWISE NOTED:

EXCHANGE A SHARES	2008 [1,2]

NET ASSET VALUE, BEGINNING OF YEAR	$1.000

INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.007
Net realized gain[3]	0.000

Total income from operations	0.007

LESS DISTRIBUTIONS FROM:
Net investment income	(0.007)
Net realized gains[3]	(0.000)

Total distributions	(0.007)

NET ASSET VALUE, END OF YEAR	$1.000

Total return[4]	0.74%

NET ASSETS, END OF YEAR (MILLIONS)	$410

RATIOS TO AVERAGE NET ASSETS:
Gross expenses[5,6]	0.55%
Net expenses[5,6,7,8]	0.55
Net investment income[5]	1.80

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the period August 1, 2008 (inception date) to December 31, 2008.
[3]	Amount represents less than $0.0005 per share.
[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.
[6]	Included in the expense ratios is the Treasury Guarantee Program fees incurred by the Fund during the period. Without these fees, the gross and net expense ratios both would have been 0.52%.
[7]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[8]

As a result of a voluntary expense limitation, the ratio of expenses, other than interest, brokerage, taxes and extraordinary expenses, to the average net assets of Exchange A shares, will not exceed 0.70%.

See Notes to Financial Statements.

30 | Legg Mason Partners Money Market Trust 2008 Annual Report

Notes to financial statements

1. Organization and significant accounting policies

Western Asset Money Market Fund (“Money Market Fund”) and Western Asset Government Money Market Fund (“Government Money Market Fund”) (the “Funds”) are separate diversified investment series of Legg Mason Partners Money Market Trust (the “Trust”). The Trust, a Maryland Business Trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment valuation. Money market instruments are valued at amortized cost, in accordance with Rule 2a-7 under the 1940 Act, which approximates market value. This method involves valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Funds’ use of amortized cost is subject to their compliance with certain conditions as specified by Rule 2a-7 of the 1940 Act.

As of the date of this report, the Funds continued to meet the requirements of Rule 2a-7 that permit the Funds to utilize amortized cost to value their securities, except that for the Money Market Fund, certain investments in structured securities (such as those issued by Structured Investment Vehicles or “SIVs”) are carried at fair value in the Schedule of Investments. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by an event, the Funds may value these securities at fair value as determined in accordance with the procedures approved by the Board of Trustees. These SIVs were subject to specific events of default or insolvency which triggered the use of fair value. Concurrently the Money Market Fund recognized the fair value of the related Capital Support Agreements (Note 3) entered into between the Fund and affiliates of the Fund. The related net realized and unrealized appreciation/depreciation on the SIVs and the Capital Support Agreements are reflected in the Statement of Operations for the Money Market Fund.

Effective January 1, 2008, the Funds adopted Statement of Financial Accounting Standards No. 157 (“FAS 157”). FAS 157 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Funds’ investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1—quoted prices in active markets for identical investments

•	Level 2—other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3—significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

Legg Mason Partners Money Market Trust 2008 Annual Report | 31

Notes to financial statements continued

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Funds’ assets carried at fair value:

MONEY MARKET FUND

	DECEMBER 31, 2008	QUOTED PRICES (LEVEL 1)	OTHER SIGNIFICANT OBSERVABLE INPUTS (LEVEL 2)	SIGNIFICANT UNOBSERVABLE INPUTS (LEVEL 3)
Investments in securities	$22,100,326,470	—	$21,979,310,743	$121,015,727

Following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

MONEY MARKET FUND

INVESTMENTS
Balance as of December 31, 2007	—
Accrued premiums/discounts	—
Realized gain (loss)	—
Change in unrealized appreciation (depreciation)	—
Net purchases (sales)	—
Transfers in and/or out of Level 3	$121,015,727

Balance as of December 31, 2008	$121,015,727

GOVERNMENT MONEY MARKET FUND

	DECEMBER 31, 2008	QUOTED PRICES (LEVEL 1)	OTHER SIGNIFICANT OBSERVABLE INPUTS (LEVEL 2)	SIGNIFICANT UNOBSERVABLE INPUTS (LEVEL 3)
Investments in securities	$8,772,900,817	—	$8,772,900,817	—

(b) Repurchase agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Credit and market risk. Investments in structured securities or SIVs which are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default

32 | Legg Mason Partners Money Market Trust 2008 Annual Report

rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value of these investments resulting in a lack of correlation between their credit ratings and values. The Money Market Fund may invest in instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, and some may be asset-backed or mortgage-backed securities. Structured instruments are a type of derivative instrument and the payment and credit qualities of these instruments derive from the assets embedded in the structure.

(d) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method.

(e) Distributions to shareholders. Distributions from net investment income on the shares of each of the Funds are declared on each day the Funds are open for business to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(f) Class accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Funds on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(g) Fees paid indirectly. The Funds’ custody fees are reduced according to a fee arrangement, which provides for a reduction based on the level of cash deposited with the custodian by the Funds. If material, the amount is shown as a reduction of expenses on the Statement of Operations.

(h) Federal and other taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of their taxable income and net realized gains, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements.

Management has analyzed the Funds’ tax positions taken on federal income tax returns for all open tax years and has concluded that as of December 31, 2008, no provision for income tax would be required in the Fund’s financial statements. The Funds’ federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Legg Mason Partners Money Market Trust 2008 Annual Report | 33

Notes to financial statements continued

(i) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the Funds had no reclassifications.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Funds’ investment manager and Western Asset Management Company (“Western Asset”) is the Funds’ subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreements, each Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of each Fund’s average daily net assets in accordance with the following breakpoint schedule:

AVERAGE DAILY NET ASSETS	ANNUAL RATE
First $1 billion	0.450%
Next $1 billion	0.425
Next $3 billion	0.400
Next $5 billion	0.375
Over $10 billion	0.350

LMPFA provides administrative and certain oversight services to the Funds. LMPFA delegates to the subadviser the day-to-day portfolio management of the Funds. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Funds.

During the year ended December 31, 2008, Class A, Class I and Exchange A shares of the Money Market Fund and Class A and Exchange A shares of the Government Money Market Fund had voluntary expense limitations in place of 0.70% of the average net assets of each respective class.

Effective January 1, 2008, the manager is permitted to recapture amounts previously voluntarily forgone or reimbursed by the manager to the Funds during the same fiscal year if the Funds’ total annual operating expenses have fallen to a level below the voluntary fee waiver/reimbursement (“expense cap”) shown in the fee table of the Funds’ prospectus. In no case will the manager recapture any amount that would result, on any particular business day of the Funds, in the Funds’ total annual operating expenses exceeding the expense cap.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Funds’ sole and exclusive distributor.

34 | Legg Mason Partners Money Market Trust 2008 Annual Report

As of August 1, 2008, Class A shares of the Money Market Fund and the Government Money Market Fund were closed to purchases and exchanges from all investors other than purchases by eligible participants in broker sweep programs. As of that date, Class A shares of the Money Market Fund and the Government Money Market Fund obtained through exchange from another fund or purchased through certain Service Agents were converted to Exchange A shares. Exchange A, Class B and Class C shares of Money Market Fund and Exchange A shares of Government Money Market Fund acquired through exchanges with shares of other Legg Mason Partners Mutual Funds are subject to the contingent deferred sales charges, if any, applicable to the exchanged shares. This could be a maximum of 5.00% for Class B shares and 1.00% for Exchange A or Class C shares.

For the year ended December 31, 2008, CDSCs paid to LMIS and its affiliates were approximately:

MONEY MARKET FUND

	CLASS B	CLASS C	EXCHANGE A
CDSCs	$51,000	$12,000	$57,000

GOVERNMENT MONEY MARKET FUND

EXCHANGE A
CDSCs	$0	*

*	Amount represents less than $1,000.

The Funds have adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allowed non-interested trustees (“Trustees”) to defer the receipt of all or a portion of the trustees’ fees earned until a later date specified by the Trustees. The deferred balances are reported in the Statement of Assets and Liabilities under Trustees’ fees and are considered a general obligation of the Funds and any payments made pursuant to the Plan will be made from the Funds’ general assets. The Plan was terminated effective January 1, 2007. This change will have no effect on fees previously deferred. As of December 31, 2008, the Funds had accrued $417,611 and $56,124 for the Money Market Fund and the Government Money Market Fund, respectively, as deferred compensation payable.

Certain officers and one Trustee of the Funds are employees of Legg Mason or its affiliates and do not receive compensation from the Funds.

3. Capital support arrangements for certain holdings

Money Market Fund (the “Fund”) was provided or entered into certain capital support arrangements for certain of its holdings during the reporting period. As a result, the aggregate market value of the Fund’s holding increased. The arrangements are described below.

On June 30, 2008, the Fund entered into Capital Support Agreements (“CSAs”) with Legg Mason, Inc. (“Legg Mason”), LM Capital Support V, LLC, a wholly owned subsidiary of Legg Mason (collectively with Legg Mason, Inc., “LM”) and with the Legg Mason Global Funds plc. The CSAs provide support in maximum amounts of $125,000,000, $55,000,000, and $20,000,000 for the Fund’s holdings of Axon Financial Funding LLC, Issuer Entity LLC, and Cheyne Finance LLC, (the

Legg Mason Partners Money Market Trust 2008 Annual Report | 35

Notes to financial statements continued

“Securities”), respectively. The LM subsidiary has established a segregated account at the Fund’s custodian bank to secure LM’s obligations under the respective CSAs.

Under the terms of the CSAs, the Fund would be paid a capital contribution, up to the maximum amount committed in the CSA, in any of the following occurrences (a “contribution Event”) (i) a loss is realized from a sale of the subject security (collectively with any securities received in exchange therefore, or as replacement thereof that does not qualify as “Eligible Securities” under Rule 2a-7(a) (10), “Eligible Notes”; (ii) a loss results upon final payment on the Eligible Notes; (iii) a court orders a discharge of the Eligible Notes issuer from liability that provides for payments that will result in loss; or (iv) a loss occurs in connection with an exchange for or replacement with Eligible Securities as defined in Rule 2a-7(a)(10).

The CSAs terminate no later than March 31, 2009 and require the Fund to promptly sell any Eligible Notes it holds on the immediately preceding business day. The CSAs also permit LM to purchase the Eligible Notes under certain circumstances at a price which is greater of amortized cost or market value.

On July 17, 2008, a restructuring of Cheyne Finance LLC occurred, in which the Fund realized a loss of $13,687,567. This loss was offset by the CSAs, and is recorded in the Statement of Operations as a non cash event.

On December 1, 2008, the CSA’s described above in connection with the Fund’s holdings of Axon Financial Funding LLC, Issuer Entity LLC, and Cheyne Finance LLC were amended to increase the amount of support available to the Fund. The amended support amounts were $185,000,000, $30,000,000 and $70,000,000 for Axon Financial Funding LLC, Gryphon Funding Ltd* and Issuer Entity LLC, (the “Securities”), respectively.

On December 11, 2008 LM purchased $287,211,666 of Axon Financial Funding LLC, from the Fund at amortized cost (a price in excess of the securities’ then current fair value of $133,151,328 on that date). The excess of purchase price over the current fair value amounted to $154,060,338 and is reflected in the Statement of Operations as a component of realized loss on investments and as a net increase from payment by affiliates under the Capital Support Agreements. There was no impact to total return as a result of this transaction. Also on December 11, 2008, the portion of the capital support agreement (LM Capital Support V, LLC) dated June 30, 2008, as amended on December 1, 2008, relating to Axon Financial Funding LLC was terminated in accordance with its terms.

As of December 31, 2008, the amortized cost and fair value of the Fund’s holdings for investments covered by CSAs are as follows. The Fund has recognized the changes in the unrealized components of these securities and related support agreements in its results of operations and financial position.

INVESTMENT	AMORTIZED COST	FAIR VALUE	SUPPORT AGREEMENTS
Cheyne Finance LLC*	$366,911	$366,911	—
Gryphon Funding Ltd*	23,869,405	15,936,000	$30,000,000
Issuer Entity LLC	83,091,844	21,432,689	70,000,000

*	On July 17, 2008 Cheyne Finance LLC restructured into Gryphon Funding Ltd.

36 | Legg Mason Partners Money Market Trust 2008 Annual Report

4. Class specific expenses, waivers and/or reimbursements

The Funds have adopted a Rule 12b-1 distribution plan and under that plan, the Money Market Fund pays a distribution fee with respect to its Class A, Class B, Class C and Exchange A shares calculated at the annual rate of 0.10%, 0.50%, 0.50% and 0.10% of the average daily net assets of each class, respectively. The Government Money Market Fund pays a distribution fee with respect to its Class A and Exchange A shares calculated at the annual rate of 0.10% of the average daily net assets of each respective class. Distribution fees are accrued daily and paid monthly.

For the year ended December 31, 2008, class specific expenses were as follows:

	DISTRIBUTION FEES	TRANSFER AGENT FEES	SHAREHOLDER REPORTS EXPENSES
Money Market Fund:
Class A	$27,830,465	$8,525,361	$809,049
Class B	202,352	41,846	16,442
Class C	824,118	629,005	58,961
Class I	—	213	174
Exchange A1	485,107	328,051	24,119

Total	$29,342,042	$9,524,476	$908,745

[1]	For the period August 1, 2008 (inception date) to December 31, 2008.

	DISTRIBUTION FEES	TRANSFER AGENT FEES	SHAREHOLDER REPORTS EXPENSES
Government Money Market Fund:
Class A	$7,114,507	$445,102	$159,859
Exchange A1	159,258	19,430	2,792

Total	$7,273,765	$464,532	$162,651

[1]	For the period August 1, 2008 (inception date) to December 31, 2008.

5. Distributions to shareholders by class

MONEY MARKET FUND

	YEAR ENDED DECEMBER 31, 2008	YEAR ENDED DECEMBER 31, 2007
Net Investment Income:
Class A1	$766,677,214	$1,324,316,721
Class B2	858,658	1,180,573
Class C2	3,133,236	5,177,693
Class I	4,009,132	7,716,619
Exchange A3	10,393,547	—

Total	$785,071,787	$1,338,391,606

[1]	As of February 5, 2007, former Class C shares converted into Class A shares. Distributions from former Class C shares of $151 are included in Class A for the year ended December 31, 2007.
[2]	For the period March 19, 2007 (inception date) to December 31, 2007.
[3]	For the period August 1, 2008 (inception date) to December 31, 2008.

Legg Mason Partners Money Market Trust 2008 Annual Report | 37

Notes to financial statements continued

GOVERNMENT MONEY MARKET FUND

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
Net Investment Income:
Class A	$153,986,510		$140,299,171
Class I	—		54,962	†
Exchange A	2,860,030	‡	—

Total	$156,846,540		$140,354,133

Net Realized Gains:
Class A	$20,696		—
Exchange A	1,051	‡	—

Total	$21,747		—

†	On March 21, 2007, Class I shares were fully redeemed.
‡	For the period August 1, 2008 (inception date) to December 31, 2008.

6. Shares of beneficial interest

At December 31, 2008, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares. The Trust has the ability to issue multiple classes of shares. Prior to April 16, 2007, the Company had a par value of $0.01 per share.

Transactions in shares of each class were as follows:

MONEY MARKET FUND

	YEAR ENDED DECEMBER 31, 2008	YEAR ENDED DECEMBER 31, 2007
Class A
Shares sold	114,106,563,834	132,847,493,390
Shares issued on reinvestment	734,888,863	1,280,078,529
Shares repurchased	(124,118,627,667)	(129,855,648,994)

Net increase (decrease)	(9,277,174,970)	4,271,922,925

Class B
Shares sold	61,644,043	22,977,596	†
Shares issued on reinvestment	818,813	1,061,037	†
Shares repurchased	(40,981,457)	(31,072,628	)†
Shares issued with merger (Note 8)	—	38,121,049	†

Net increase	21,481,399	31,087,054

Class C
Shares sold	136,803,162	89,638,965	†
Shares issued on reinvestment	3,080,283	5,138,695	†
Shares repurchased	(125,507,352)	(94,437,409	)†
Shares issued with merger (Note 8)	—	156,743,871	†

Net increase	14,376,093	157,084,122

38 | Legg Mason Partners Money Market Trust 2008 Annual Report

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
Class I
Shares sold	78,718,506		71,657,031
Shares issued on reinvestment	4,007,831		3,830,022
Shares repurchased	(62,256,684)		(108,230,705)

Net increase (decrease)	20,469,653		(32,743,652)

Exchange A
Shares sold	2,122,874,923	‡	—
Shares issued on reinvestment	10,335,079	‡	—
Shares repurchased	(948,559,891	)‡	—

Net increase	1,184,650,111		—

†	For the period March 19, 2007 (inception date) to December 31, 2007.
‡	For the period August 1, 2008 (inception date) to December 31, 2008.

Former Class C shares had shares issued on reinvestment in the amount of 134 and shares repurchased in the amount of 32,265 for the year ended December 31, 2007. On February 5, 2007, these former Class C shares were converted to Class A.

GOVERNMENT MONEY MARKET FUND

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
Class A
Shares sold	31,713,863,909		14,850,921,992
Shares issued on reinvestment	144,662,810		131,394,724
Shares repurchased	(28,937,956,126)		(12,217,421,496)

Net increase	2,920,570,593		2,764,895,220

Class I
Shares sold	—		—
Shares issued on reinvestment	—		40,975	†
Shares repurchased	—		(5,287,876	)†

Net decrease	—		(5,246,901)

Exchange A
Shares sold	701,053,401	‡	—
Shares issued on reinvestment	1,959,706	‡	—
Shares repurchased	(292,994,889	)‡	—

Net increase	410,018,218		—

†	On March 21, 2007 Class I shares were fully redeemed.
‡	For the period August 1, 2008 (inception date) to December 31, 2008.

Because the Funds have maintained a $1.00 net asset value per share from inception, the number of shares issued in reinvestment of dividends declared, and shares repurchased, is equal to the dollar amounts shown in the Statements of Changes in Net Assets for the corresponding share transactions.

Legg Mason Partners Money Market Trust 2008 Annual Report | 39

Notes to financial statements continued

7. Transfer of net assets

As of the close of business March 16, 2007, the Money Market Fund (the “Fund”) acquired the assets and certain liabilities of Legg Mason Partners Exchange Reserve Fund (the “Acquired Fund”), pursuant to a plan of reorganization approved by the Acquired Fund shareholders. Total shares issued by the Fund and the total net assets of the Acquired Fund on the date of the transfer were as follows:

ACQUIRED FUND	SHARES ISSUED BY THE FUND	TOTAL NET ASSETS OF THE ACQUIRED FUND	TOTAL NET ASSETS OF THE FUND
Legg Mason Partners Exchange Reserve Fund	194,864,920	$194,863,994	$26,355,878,141

The total net assets of the Acquired Fund before acquisition included accumulated net realized loss of $926 and overdistribution of net investment income of $24,584. Total net assets of the Fund immediately after the transfer were $26,550,742,135. The transaction was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

8. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Funds made the following distributions:

	RECORD DATE	PAYABLE DATE	CLASS A	CLASS B	CLASS C	CLASS I	CLASS EXCHANGE A
Money Market Fund	Daily	1/30/2009	$0.001118	$0.000555	$0.000631	$0.001234	$0.000994
Government Money Market Fund	Daily	1/30/2009	$0.000774	—	—	—	$0.000755

The tax character of distributions paid during the fiscal year ended December 31, 2008 was as follows:

	MONEY MARKET FUND	GOVERNMENT MONEY MARKET FUND
Distributions Paid From:
Ordinary income	$785,071,787	$156,868,287

The tax character of distributions paid during the fiscal year ended December 31, 2007 was as follows:

	MONEY MARKET FUND	GOVERNMENT MONEY MARKET FUND
Distributions Paid From:
Ordinary income	$1,338,391,606	$140,354,133

40 | Legg Mason Partners Money Market Trust 2008 Annual Report

As of December 31, 2008, the tax components of accumulated earnings on a tax basis for Money Market Fund were as follows:

Undistributed ordinary income — net	$1,193,273
Capital loss carryforward*	(13,358,793)
Other book/tax temporary differences(a)	(1,006,888)
Unrealized appreciation/(depreciation)(b)	16,532,641

Total accumulated earnings/(losses) — net	$3,360,233

*	As of December 31, 2008, the Money Market Fund had the following net capital loss carryforward remaining:

YEAR OF EXPIRATION
12/31/2016	$(13,358,793)

This amount will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to book/tax differences in the timing of the deductibility of various expenses.
(b)

The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to differences in the book/tax treatment of securities subject to credit arrangements referenced in note 3.

As of December 31, 2008, there were no material differences between the book and tax components of net assets for Government Money Market Fund.

As of December 31, 2008, Government Money Market Fund utilized $110,845 of its capital loss carryover from prior years.

9. Regulatory matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management, LLC (“SBFM”), a wholly-owned subsidiary of Legg Mason and the then investment adviser or manager to the Funds, and Citigroup Global Markets Inc. (“CGM”), a former distributor of the Funds, relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the Funds (the “Affected Funds”).

The SEC order found that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder (the “Advisers Act”). Specifically, the order found that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Affected Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent: that First Data Investors Services Group (“First Data”), the Affected Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Affected Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also found that SBFM and

Legg Mason Partners Money Market Trust 2008 Annual Report | 41

Notes to financial statements continued

CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Affected Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Affected Funds’ best interests and that no viable alternatives existed.

SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding. The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order required Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Affected Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Affected Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the Affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Affected Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Affected Funds’ boards selected a new transfer agent for the Affected Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, the manager does not believe that this matter will have a material adverse effect on the Affected Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

10. Legal matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM, a former distributor of the Funds and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc (“SBAM”), which were then investment adviser or manager to certain of the

42	| Legg Mason Partners Money Market Trust 2008 Annual Report

Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to repeal as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Funds were not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

* * *

Legg Mason Partners Money Market Trust 2008 Annual Report | 43

Notes to financial statements continued

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in Note 9. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses. The five actions were subsequently consolidated, and a consolidated complaint was filed.

On September 26, 2007, the United States District Court for the Southern District of New York issued an order dismissing the consolidated complaint and judgment was later entered. An appeal has been filed and is pending before the U.S. Court of Appeals for the Second Circuit.

11. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of CitiSM New York Tax Free Reserves, a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by

44 | Legg Mason Partners Money Market Trust 2008 Annual Report

Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian has filed an appeal in the U.S. Court of Appeals for the Second Circuit. The appeal is pending.

12. Recent accounting pronouncement

In March 2008, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about the Funds’ derivative and hedging activities, including how such activities are accounted for and their effect on the Funds’ financial position, performance and cash flows. Management is currently evaluating the impact the adoption of FAS 161 will have on the Funds’ financial statements and related disclosures.

13. Treasury guarantee

The Funds have enrolled in the U.S. Treasury Department’s Temporary Guarantee Program for money market funds (the “Guarantee Program”). Under the Guarantee Program, the U.S. Treasury guarantees the $1.00 dollar per share value of fund shares outstanding as of September 19, 2008, subject to certain terms and limitations.

Only shareholders who held shares as of September 19, 2008 are eligible to participate in the guarantee. Those shareholders may purchase and redeem shares in their account during the period covered by the Guarantee Program. However, the number of shares covered by the guarantee cannot exceed the number of shares held by the shareholder at the close of business on September 19, 2008. Thus, to the extent the overall value of a shareholder’s account increases after September 19, 2008, the amount of the increase will not be covered by the guarantee.

The guarantee will be triggered if the market-based net asset value of each Fund is less than $0.995, unless promptly cured (a “Guarantee Event”). If a Guarantee Event were to occur, the Funds would be required to liquidate. Upon liquidation and subject to the availability of funds under the Guarantee Program, eligible shareholders would be entitled to receive payments equal to $1.00 per “covered share.” The number of “covered shares” held by a shareholder would be equal to the lesser of (1) the number of shares owned by that shareholder on September 19, 2008 or (2) the number of shares owned by that shareholder on the date upon

Legg Mason Partners Money Market Trust 2008 Annual Report | 45

Notes to financial statements continued

which the Guarantee Event occurs. The coverage provided for all money market funds participating in the Guarantee Program (and, in turn, any amount available to the Funds and their eligible shareholders) is subject to an overall limit, currently approximately $50 billion.

The initial term of the Guarantee Program terminated on December 18, 2008, but was extended by the Treasury Department until April 30, 2009. The Treasury Department can further extend the Guarantee Program to terminate no later than September 18, 2009. If the Treasury Department extends the Program, the Board of Trustees of the Funds will consider whether to continue to participate.

In order to participate in the Guarantee Program during the initial term, the Funds have paid a participation fee of 0.01% of each Fund’s net asset value as of September 19, 2008, which is not covered by any expense cap currently in effect. The fee for participation in the extension through April 30, 2009 was 0.015% . Participation in any extension of the Guarantee Program would require payment of an additional fee, although there can be no assurance that any Fund will elect to participate, or be eligible to participate, in any extension of the Guarantee Program.

46 | Legg Mason Partners Money Market Trust 2008 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Money Market Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Western Asset Money Market Fund and Western Asset Government Money Market Fund, each a series of Legg Mason Partners Money Market Trust, as of December 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Western Asset Money Market Fund and Western Asset Government Money Market Fund as of December 31, 2008, and the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 24, 2009

Legg Mason Partners Money Market Trust 2008 Annual Report | 47

Board approval of management

and subadvisory agreements (unaudited)

Western Asset Money Market Fund

At a meeting of the Board of Trustees of Legg Mason Partners Money Market Trust (the “Trust”) held on November 10-11, 2008, the Board, including the Trustees who are not considered to be “interested persons” of the Trust (the “Independent Trustees”) under the Investment Company Act of 1940, as amended (the “1940 Act”), approved for an annual period the continuation of the management agreement (the “Management Agreement”) between the Trust and Legg Mason Partners Fund Advisor, LLC (the “Manager”) with respect to the Western Asset Money Market Fund, a series of the Trust (the “Fund”), and the sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Western Asset Management Company (the “Subadviser”), an affiliate of the Manager, with respect to the Fund.

Background

The Board received information in advance of the meeting from the Manager to assist it in its consideration of the Management Agreement and the Sub-Advisory Agreement and was given the opportunity to ask questions and request additional information from management. In addition, the Independent Trustees submitted questions to management before the Meeting and considered the responses provided by management during the Meeting. The Board received and considered a variety of information about the Manager and the Subadviser, as well as the management and sub-advisory arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all funds for which the Board has responsibility. The discussion below covers both the advisory and the administrative functions being rendered by the Manager, both of which functions are encompassed by the Management Agreement, as well as the advisory functions rendered by the Subadviser pursuant to the Sub-Advisory Agreement.

Board approval of management agreement and sub-advisory agreement

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed continuation of the Management Agreement and the Sub-Advisory Agreement. The Independent Trustees also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present. In approving the Management Agreement and Sub-Advisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those factors discussed below. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and the Sub-Advisory Agreement, and each Trustee may have attributed different weight to the various factors.

48 | Legg Mason Partners Money Market Trust

Nature, extent and quality of the services under the management agreement and sub-advisory agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Subadviser under the Management Agreement and the Sub-Advisory Agreement, respectively, during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Subadviser took into account the Board’s knowledge and familiarity gained as Trustees of funds in the Legg Mason Partners fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Subadviser, and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and the Subadviser had continued to expand as a result of regulatory, market and other developments, including maintaining and monitoring their own and the Fund’s expanded compliance programs. The Board also noted that on a regular basis it received and reviewed information from the Manager and the Subadviser regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources of Legg Mason, Inc., the parent organization of the Manager and the Subadviser. The Board recognized the importance of having a money fund manager with significant resources.

The Board considered the division of responsibilities between the Manager and the Subadviser and the oversight provided by the Manager. In addition, management also reported to the Board on, among other things, its business plans and organizational changes. The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreement were satisfactory.

Fund performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against the Fund’s peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions.

Legg Mason Partners Money Market Trust | 49

Board approval of management

and subadvisory agreements (unaudited) continued

Western Asset Money Market Fund

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail funds classified as money market funds by Lipper, showed, among other data, that the Fund’s performance for the 1-, 3-and 5-year periods ended June 30, 2008 was above the median.

Based on its review, which included careful consideration of all of the factors noted above, the Board concluded that the performance of the Fund was satisfactory.

Management fees and expense ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) and the actual fees paid by the Fund to the Manager (the “Actual Management Fee”) in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Subadviser. In addition, the Board noted that the compensation paid to the Subadviser is paid by the Manager, not the Fund, and, accordingly, that the retention of the Subadviser does not increase the fees or expenses otherwise incurred by the Fund’s shareholders.

In addition, the Board received and considered information comparing the Contractual Management Fee and the Actual Management Fee and the Fund’s total actual expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.

The Manager reviewed with the Board the differences in the scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services (including services related to the preparation and maintenance of the Fund’s registration statement and shareholder reports, as well as calculation of the Fund’s net asset value on a daily basis), office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund service providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board also considered and discussed information about the Subadviser’s fees, including the amount of the management fees retained by the Manager after payment of the subadvisory fee. The Board also received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of retail no-load funds (including the Fund) classified as money market funds and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee and Actual Management Fee were above the median. The Board noted that the Fund’s actual total expense ratio was below the median.

50 | Legg Mason Partners Money Market Trust

Taking all of the above into consideration, the Board determined that the management fee and the subadvisory fees for the Fund were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreement.

Manager profitability

The Board received and considered an analysis of the profitability of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason Partners fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data. It was noted that the allocation methodologies had been reviewed by an outside consultant the year before. The profitability of the Manager and its affiliates was considered by the Board not excessive in light of the nature, extent and quality of the services provided to the Fund and the type of fund it represented.

Economies of scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Manager had previously agreed to institute breakpoints in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s asset levels. The Board noted that the Fund had reached the specified asset levels at which one or more breakpoints to its contractual management fee are triggered.

The Board determined that the management fee structure for the Fund, including breakpoints, was reasonable.

Other benefits to the manager and the subadviser

The Board considered other benefits received by the Manager, the Subadviser and their affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the ongoing commitment of the Manager and the Subadviser to the Fund, the Board considered that the ancillary benefits that the Manager and its affiliates received were reasonable.

* * *

In light of all of the foregoing, the Board determined that the continuation of each of the Management Agreement and Sub-Advisory Agreement would be in the best interests of the Fund’s shareholders and approved the continuation of such agreements for another year.

Legg Mason Partners Money Market Trust | 51

Board approval of management

and subadvisory agreements (unaudited) continued

Western Asset Government Money Market Fund

At a meeting of the Board of Trustees of Legg Mason Partners Money Market Trust (the “Trust”) held on November 10-11, 2008, the Board, including the Trustees who are not considered to be “interested persons” of the Trust (the “Independent Trustees”) under the Investment Company Act of 1940, as amended (the “1940 Act”), approved for an annual period the continuation of the management agreement (the “Management Agreement”) between the Trust and Legg Mason Partners Fund Advisor, LLC (the “Manager”) with respect to the Western Asset Government Money Market Fund, a series of the Trust (the “Fund”), and the sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Western Asset Management Company (the “Subadviser”), an affiliate of the Manager, with respect to the Fund.

Background

The Board received information in advance of the meeting from the Manager to assist it in its consideration of the Management Agreement and the Sub-Advisory Agreement and was given the opportunity to ask questions and request additional information from management. In addition, the Independent Trustees submitted questions to management before the Meeting and considered the responses provided by management during the Meeting. The Board received and considered a variety of information about the Manager and the Subadviser, as well as the management and sub-advisory arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all funds for which the Board has responsibility. The discussion below covers both the advisory and the administrative functions being rendered by the Manager, both of which functions are encompassed by the Management Agreement, as well as the advisory functions rendered by the Subadviser pursuant to the Sub-Advisory Agreement.

Board approval of management agreement and sub-advisory agreement

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed continuation of the Management Agreement and the Sub-Advisory Agreement. The Independent Trustees also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present. In approving the Management Agreement and Sub-Advisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those factors discussed below. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and the Sub-Advisory Agreement, and each Trustee may have attributed different weight to the various factors.

52 | Legg Mason Partners Money Market Trust

Nature, extent and quality of the services under the management agreement and sub-advisory agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Subadviser under the Management Agreement and the Sub-Advisory Agreement, respectively, during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Subadviser took into account the Board’s knowledge and familiarity gained as Trustees of funds in the Legg Mason Partners fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Subadviser, and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and the Subadviser had continued to expand as a result of regulatory, market and other developments, including maintaining and monitoring their own and the Fund’s expanded compliance programs. The Board also noted that on a regular basis it received and reviewed information from the Manager and the Subadviser regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources of Legg Mason, Inc., the parent organization of the Manager and the Subadviser. The Board recognized the importance of having a money fund manager with significant resources.

The Board considered the division of responsibilities between the Manager and the Subadviser and the oversight provided by the Manager. In addition, management also reported to the Board on, among other things, its business plans and organizational changes. The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreement were satisfactory.

Fund performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against the Fund’s peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions.

Legg Mason Partners Money Market Trust | 53

Board approval of management

and subadvisory agreements (unaudited) continued

Western Asset Government Money Market Fund

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail funds classified as U.S. government money market funds by Lipper, showed, among other data, that the Fund’s performance for the 1-, 3- and 5-year periods ended June 30, 2008 was above the median.

Based on its review, which included careful consideration of all of the factors noted above, the Board concluded that the performance of the Fund was satisfactory.

Management fees and expense ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) and the actual fees paid by the Fund to the Manager (the “Actual Management Fee”) in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Subadviser. In addition, the Board noted that the compensation paid to the Subadviser is paid by the Manager, not the Fund, and, accordingly, that the retention of the Subadviser does not increase the fees or expenses otherwise incurred by the Fund’s shareholders.

In addition, the Board received and considered information comparing the Contractual Management Fee and the Actual Management Fee and the Fund’s total actual expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.

The Manager reviewed with the Board the differences in the scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services (including services related to the preparation and maintenance of the Fund’s registration statement and shareholder reports, as well as calculation of the Fund’s net asset value on a daily basis), office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund service providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board also considered and discussed information about the Subadviser’s fees, including the amount of the management fees retained by the Manager after payment of the subadvisory fee. The Board also received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of retail no-load funds (including the Fund) classified as U.S. government money market funds and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee was above the median and Actual Management Fee was slightly above the median. The Board noted that the Fund’s actual total expense ratio was below the median.

54 | Legg Mason Partners Money Market Trust

Taking all of the above into consideration, the Board determined that the management fee and the subadvisory fees for the Fund were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreement.

Manager profitability

The Board received and considered an analysis of the profitability of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason Partners fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data. It was noted that the allocation methodologies had been reviewed by an outside consultant the year before. The profitability of the Manager and its affiliates was considered by the Board not excessive in light of the nature, extent and quality of the services provided to the Fund and the type of fund it represented.

Economies of scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Manager had previously agreed to institute breakpoints in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s asset levels. The Board noted that the Fund had reached the specified asset levels at which one or more breakpoints to its contractual management fee are triggered.

The Board determined that the management fee structure for the Fund, including breakpoints, was reasonable.

Other benefits to the manager and the subadviser

The Board considered other benefits received by the Manager, the Subadviser and their affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the ongoing commitment of the Manager and the Subadviser to the Fund, the Board considered that the ancillary benefits that the Manager and its affiliates received were reasonable.

* * *

In light of all of the foregoing, the Board determined that the continuation of each of the Management Agreement and Sub-Advisory Agreement would be in the best interests of the Fund’s shareholders and approved the continuation of such agreements for another year.

Legg Mason Partners Money Market Trust | 55

Additional information (unaudited)

Information about Trustees and Officers

The business and affairs of Western Asset Money Market Fund and Western Asset Government Money Market Fund (the “Funds”) are managed under the direction of the Board of Trustees. Information pertaining to the Trustees and Officers of the Fund is set forth below. The Statement of Additional Information includes additional information about the Trustees and is available, without charge, upon request by calling Legg Mason Partners Shareholder Services at 1-800-451-2010.

NON-INTERESTED TRUSTEES

ELLIOTT J. BERV

c/o R. Jay Gerken, CFA, Legg Mason & Co., LLC (“Legg Mason”)

620 Eighth Avenue, New York, NY 10018

Birth year	1943

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1989

Principal occupation(s) during past five years	President and Chief Executive Officer, Catalyst (consulting) (since 1984); formerly, Chief Executive Officer, Rocket City Enterprises (media) (from 2000 to 2005)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	Board Member, American Identity Corp. (doing business as Morpheus Technologies) (biometric information management) (since 2001)

A. BENTON COCANOUGHER

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1938

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1991

Principal occupation(s) during past five years	Dean Emeritus and Professor, Texas A&M University (since 2004); Formerly, Interim Chancellor, Texas A&M University System (from 2003 to 2004); formerly, Special Advisor to the President, Texas A&M University (from 2002 to 2003)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

56 | Legg Mason Partners Money Market Trust

JANE F. DASHER

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1949

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1999

Principal occupation(s) during past five years	Chief Financial Officer, Korsant Partners, LLC (a family investment company)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

MARK T. FINN

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1943

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1989

Principal occupation(s) during past five years	Adjunct Professor, College of William & Mary (since 2002); Principal/ Member Balvan Partners (investment management) (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment management) (since 1988)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

RAINER GREEVEN

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1936

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1994

Principal occupation(s) during past five years	Attorney, Rainer Greeven PC; President and Director, 62nd Street East Corporation (real estate) (since 2002)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

Legg Mason Partners Money Market Trust | 57

Additional information (unaudited) continued

Information about Trustees and Officers

STEPHEN R. GROSS

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1947

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1986

Principal occupation(s) during past five years	Chairman, HLB Gross Collins, PC (accounting and consulting firm) (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); formerly, Managing Director, Fountainhead Ventures, LLC (technology accelerator) (from 1998 to 2003)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	Director, Andersen Calhoun (assisted living) (since 1987); Formerly, Director, ebank Financial Services, Inc. (from 1997 to 2004)

RICHARD E. HANSON, JR.

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1941

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1985

Principal occupation(s) during past five years	Retired

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

DIANA R. HARRINGTON

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1940

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1992

Principal occupation(s) during past five years	Professor, Babson College (since 1992)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

58 | Legg Mason Partners Money Market Trust

SUSAN M. HEILBRON

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1945

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1994

Principal occupation(s) during past five years	Independent Consultant (since 2001)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

SUSAN B. KERLEY

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1951

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1992

Principal occupation(s) during past five years	Investment Consulting Partner, Strategic Management Advisors, LLC (investment consulting) (since 1990)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	Chairman (since 2005) and Trustee (since 2000), Eclipse Funds (3 funds); Chairman (since 2005) and Director (since 1990), Eclipse Funds Inc. (23 funds); Chairman and Director, ICAP Funds, Inc. (4 funds) (since 2006); Chairman and Trustee, The MainStay Funds (21 funds) (since 2007); and Chairman and Director, MainStay VP Series Fund, Inc. (24 funds) (since 2007)

ALAN G. MERTEN

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1941

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1990

Principal occupation(s) during past five years	President, George Mason University (since 1996)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	Director of Cardinal Financial Corporation (since 2006); Trustee, First Potomac Realty Trust (since 2005); formerly, Director, Xybernaut Corporation (information technology) (from 2004 to 2006); formerly, Director, Digital Net Holdings, Inc. (from 2003 to 2004); formerly, Director, Comshare, Inc. (information technology) (from 1985 to 2003)

Legg Mason Partners Money Market Trust | 59

Additional information (unaudited) continued

Information about Trustees and Officers

R. RICHARDSON PETTIT

c/o R. Jay Gerken, CFA, Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1942

Position(s) held with Fund[1]	Trustee

Term of office[1] and length of time served[2]	Since 1990

Principal occupation(s) during past five years	Formerly, Duncan Professor of Finance, University of Houston (from 1977 to 2006)

Number of portfolios in fund complex over-seen by Trustee	67

Other board memberships held by Trustee	None

INTERESTED TRUSTEE

R. JAY GERKEN, CFA3

Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1951

Position(s) held with Fund[1]	Trustee President, Chairman and Chief Executive Officer

Term of office[1] and length of time served[2]	Since 2002

Principal occupation(s) during past five years	Managing Director of Legg Mason; Chairman of the Board and Trustee/ Director of 159 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) and its affiliates; President LMPFA (since 2006); Chairman, President and Chief Executive Officer of certain mutual funds associated with Legg Mason and its affiliates; formerly, Chairman, Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”) (2002 to 2005); formerly, Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (from 2002 to 2005)

Number of portfolios in fund complex over-seen by Trustee	146

Other board memberships held by Trustee	Trustee, Consulting Group Capital Market Funds (from 2002 to 2006)

OFFICERS

FRANCES M. GUGGINO

Legg Mason

55 Water Street, New York, NY 10041

Birth year	1957

Position(s) held with Fund[1]	Chief Financial Officer and Treasurer

Term of office[1] and length of time served[2]	Since 2004

Principal occupation(s) during past five years	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; formerly, Controller of certain mutual funds associated with Citigroup Asset Management (“CAM”) (from 1999 to 2004)

60 | Legg Mason Partners Money Market Trust

TED P. BECKER

Legg Mason

620 Eighth Avenue, New York, NY 10018

Birth year	1951

Position(s) held with Fund[1]	Chief Compliance Officer

Term of office[1] and length of time served[2]	Since 2006

Principal occupation(s) during past five years	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance at Legg Mason (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason, LMPFA and certain affiliates (since 2006); formerly, Managing Director of Compliance at CAM or its predecessor (from 2002 to 2005)

JOHN CHIOTA

Legg Mason

100 First Stamford Place, Stamford, CT 06902

Birth year	1968

Position(s) held with Fund[1]	Chief Anti-Money Laundering Compliance Officer/Identity Theft Prevention Officer

Term of office[1] and length of time served[2]	Since 2006/2008

Principal occupation(s) during past five years	Identity Theft Prevention Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2008); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason or its affiliates (since 2006); Vice President of Legg Mason or its predecessor (since 2004); Prior to August 2004, Chief AML Compliance Officer with TD Waterhouse

ROBERT I. FRENKEL

Legg Mason

100 First Stamford Place, Stamford, CT 06902

Birth year	1954

Position(s) held with Fund[1]	Secretary and Chief Legal Officer

Term of office[1] and length of time served[2]	Since 2003

Principal occupation(s) during past five years	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessors (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (from 2001 to 2004)

THOMAS C. MANDIA

Legg Mason

100 First Stamford Place, Stamford, CT 06902

Birth year	1962

Position(s) held with Fund[1]	Assistant Secretary

Term of office[1] and length of time served[2]	Since 2000

Principal occupation(s) during past five years	Managing Director and Deputy Counsel of Legg Mason (since 2005); Managing Director and Deputy General Counsel for CAM (from 1992 to 2005)

Legg Mason Partners Money Market Trust | 61

Additional information (unaudited) continued

Information about Trustees and Officers

DAVID CASTANO

Legg Mason

55 Water Street, New York, NY 10041

Birth year	1971

Position(s) held with Fund[1]	Controller

Term of office[1] and length of time served[2]	Since 2007

Principal occupation(s) during past five years	Vice President of Legg Mason (since 2008); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Treasurer of Lord Abbett mutual funds (from 2004 to 2006); Supervisor at UBS Global Asset Management (from 2003 to 2004); Accounting Manager at CAM (prior to 2003)

MATTHEW PLASTINA

Legg Mason

55 Water Street, New York, NY 10041

Birth year	1970

Position(s) held with Fund[1]	Controller

Term of office[1] and length of time served[2]	Since 2007

Principal occupation(s) during past five years	Vice President of Legg Mason (since 2008); Assistant Vice President of Legg Mason or its predecessor (since 1999); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Controller of certain mutual funds associated with Legg Mason (from 2002 to 2007)

[1]	Each Trustee and Officer serves until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
[2]	Indicates the earliest year in which the Trustee or Officer became a Board Member or Officer, as applicable, for a fund in the Legg Mason Partners funds complex.
[3]	Mr. Gerken is an “interested person” of the Fund as defined in the 1940 Act, because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

62 | Legg Mason Partners Money Market Trust

Important tax information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended December 31, 2008:

	Money Market Fund	Government Money Market Fund
Interest from Federal Obligations	2.90%	44.05%

The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult with your tax adviser to determine if any portion of the dividends you received is exempt from state income taxes.

Please retain this information for your records.

Legg Mason Partners Money Market Trust | 63

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Western Asset

Money Market Fund

Western Asset

Government Money Market Fund

Trustees	Distributor
Elliott J. Berv	Legg Mason Investor Services, LLC
A. Benton Cocanougher
Jane F. Dasher	Custodian
Mark T. Finn	State Street Bank and Trust
R. Jay Gerken, CFA	Company
Chairman
Rainer Greeven
Stephen R. Gross	Transfer agents
Richard E. Hanson, Jr.	PNC Global Investment Servicing
Diana R. Harrington	4400 Computer Drive
Susan M. Heilbron	Westborough, Massachusetts 01581
Susan B. Kerley
Alan G. Merten	Boston Financial Data Services, Inc.
R. Richardson Pettit	2 Heritage Drive
North Quincy, Massachusetts 02171
Investment manager
Legg Mason Partners Fund	Independent registered
Advisor, LLC	public accounting firm
KPMG LLP
Subadviser	345 Park Avenue
Western Asset Management	New York, NY 10154
Company

Western Asset Money Market Fund

Western Asset Government Money Market Fund

The Funds are a separate investment series of Legg Mason Partners Money Market Trust, a Maryland business trust.

LEGG MASON PARTNERS MONEY MARKET TRUST

Legg Mason Partners Funds

55 Water Street

New York, New York 10041

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the SEC’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call Legg Mason Partners Shareholder Services at 1-800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the prior 12-month period ending June 30th of each year and a description of the policies and procedures that the Funds use to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Funds’ website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of the above noted Funds of Legg Mason Partners Money Market Trust. This report is not authorized for distribution to prospective investors in the Funds unless preceded or accompanied by a current prospectus.

Investors should consider each Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Funds. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

© 2009 Legg Mason Investor Services, LLC

Member FINRA, SIPC

BUILT TO WINSM

At Legg Mason, we’ve assembled a collection of experienced investment management firms and empowered each of them with the tools, the resources and, most importantly, the independence to pursue the strategies they know best.

•	Each was purposefully chosen for their commitment to investment excellence.

•	Each is focused on specific investment styles and asset classes.

•	Each exhibits thought leadership in their chosen area of focus.

Together, we’ve built a powerful portfolio of solutions for financial advisors and their clients. And it has made us a world leader in money management.*

*	Ranked ninth-largest money manager in the world, according to Pensions & Investments, May 26, 2008, based on 12/31/07 worldwide assets under management.

www.leggmason.com/individualinvestors

© 2009 Legg Mason Investor Services, LLC Member FINRA, SIPC

WASX010735 2/09         SR09-751

NOT PART OF THE ANNUAL REPORT